Exhibit 10.5

CREDIT AND SECURITY AGREEMENT

THIS CREDIT AND SECURITY AGREEMENT (the “Agreement”), dated as of August 27, 2013, between SANCILIO & COMPANY, INC., a Delaware corporation (the “Borrower”), FREDERICK D. SANCILIO and CAROLYN A. SANCILIO, husband and wife (collectively, the “Guarantor”) and CAPITAL BANK, N.A. (the “Bank”).

W I T N E S S E T H :

In consideration of the premises and of the mutual covenants herein contained and to induce Bank to extend credit to Borrower, the parties agree as follows:

1. Definitions. Capitalized terms that are not otherwise defined herein shall have the meanings set forth in Exhibit 1 hereto.

2. The Revolving Loan.

2.1. Revolving Loan. Bank agrees, on the terms and conditions set forth in this Agreement, to make Advances to Borrower under the Revolving Loan from time to time during the Revolving Credit Period in amounts such that the aggregate principal amount of Advances will not exceed the lesser of (i) the Maximum Loan Amount and (ii) the Borrowing Base (the “Revolving Loan”). Notwithstanding the foregoing, the aggregate amount of the Advances under the Revolving Loan by Bank from time to time shall be subject to any reserves that Bank in its sole and absolute discretion may deem proper and/or necessary. Within the foregoing limit, Borrower may borrow, repay and reborrow Advances under the Revolving Loan at any time during the Revolving Credit Period.

2.2. Revolving Note. The Revolving Loan shall be evidenced by Revolving Promissory Note in the face amount of $2,250,000.00 dated as of even date herewith (the “Revolving Note”) and shall be payable in accordance with the terms of the Revolving Note and this Agreement.

2.3. Security Agreement. As security for the Obligations (as defined in the Revolving Note), the Borrower, with full recourse to Borrower, and pursuant to and upon all of the representations, warranties, covenants and agreements contained in this Agreement and in the other Loan Documents, hereby pledges, assigns and transfers to the Bank all of Borrower’s right, title and interest in and to, and grants Bank a continuing first lien security interest in the Collateral.

2.4. Cash Management Services. If Borrower subscribes to Bank’s cash management services and such services are applicable to the Revolving Loan, the terms of such services, as set forth in the Services Agreement, shall control the manner in which funds are transferred between the Demand Deposit Account and the Revolving Loan for credit or debit to the Loan.

2.5. Advances.

(a) Bank, in its discretion, may require from Borrower a signed written request for an Advance under the Revolving Loan in form satisfactory to Bank, which request shall be delivered to Bank no later than 12:00 noon (local time in Coral Gables, Florida) on the date of the requested Advance, and shall set forth the calculation of the Borrowing Base and a reconciliation to the previous request or Borrowing Base Certificate, specify the date (which shall be a Business Day) and the amount of the proposed Advance and provide such other information as Bank may require. Bank’s acceptance of such a request shall be indicated by its making the Advance requested. Such an Advance shall be made available to Borrower in immediately available funds at Bank’s address referred to in Section 11.4.

(b) Notwithstanding the foregoing, Bank may, in its sole and absolute discretion, make or permit to remain outstanding Advances under the Revolving Loan in excess of the original principal amount of the Revolving Note, and all such amounts shall (i) be part of the Obligations evidenced by the Revolving Note, (ii) bear interest as provided herein, (iii) be payable upon demand by Bank, and (iv) be entitled to all rights and security as provided under the Loan Documents.

2.6. Repayment of Revolving Loan.

(a) Interest on the Revolving Loan shall accrue and be payable as set forth in the Revolving Note. The Revolving Loan shall mature, and the principal amount thereof and all accrued and unpaid interest, fees, expenses and other amounts payable under the Loan Documents shall be due and payable, on the Revolving Loan Maturity Date.

(b) Bank may debit the Demand Deposit Account and/or make Advances under the Revolving Loan to Borrower (whether or not in excess of the lesser of the Maximum Loan Amount and the Borrowing Base) and apply such amounts to the payment of interest, fees, expenses and other amounts to which Bank may be entitled from time to time and Bank is hereby irrevocably authorized to do so without the consent of Borrower.

(c) Borrower shall make each payment of principal and of interest on the Revolving Loan and fees hereunder not later than 12:00 noon (local time Coral Gables, Florida) on the date when due, without set off, counterclaim or other deduction, in immediately available funds to Bank at its address referred to in Section 11.4. Whenever any payment of principal of, or interest on, the Revolving Loan or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

(d) To the extent that the aggregate amount of all Advances under the Revolving Loan and the face amount of all outstanding letters of credit and banker’s acceptance exceeds the Borrowing Base, the amount of such excess will be paid immediately to Bank upon Bank’s demand.

(e) Borrower may prepay the principal balance of Revolving Loan, in full at any time or in part from time to time, without fee, premium or penalty.

2.7. Overdue Amounts. Any payments not made as and when due shall bear interest from the date due until paid at the Default Rate, in Bank’s discretion.

2.8. Calculation of Interest. All interest under the Revolving Note or hereunder shall be calculated on the basis of the Actual/360 Computation, as defined in the Revolving Note.

2.9. Sales Tax. Borrower shall notify Bank if any Account includes any sales or other similar tax and Bank may, but shall not be obligated to, remit any such taxes directly to the taxing authority and make Advances under the Revolving Loan or charge the Demand Deposit Account therefor. In no event shall Bank be liable for any such taxes.

2.10. Revolving Loan Fee. Borrower shall pay to Bank a non-refundable facility fee in the total amount as set forth on the Closing Statement and Loan Disbursement Approval of even date herewith. Said loan fee is fully earned as of the execution of this Agreement. All unpaid fees shall be due and payable if the Revolving Loan is retired prior to the Revolving Loan Maturity Date.

2.11. Statement of Account. If Bank provides Borrower with a statement of account on a periodic basis, such statement will be presumed complete and accurate and will be definitive and binding on Borrower, unless objected to with specificity by Borrower in writing within thirty (30) days after receipt.

3. The Equipment Loan.

3.1. Equipment Loan. Bank agrees, on the terms and conditions set forth in this Agreement, to make one (1) Advance to Borrower under the Equipment Loan contemporaneously with the execution and delivery of this Agreement such that the aggregate principal amount of such Advance will not exceed the Maximum Loan Amount (the “Equipment Loan”). Notwithstanding the foregoing, the aggregate amount of the Advances by Bank from time to time shall be subject to any reserves that Bank in its sole and absolute discretion may deem proper and/or necessary. The Equipment Loan is not revolving, Borrower may not reborrow any sums previously repaid.

3.2. Equipment Note. The Equipment Loan shall be evidenced by Term Promissory Note in the face amount of $1,400,000.00 dated as of even date herewith (the “Equipment Note”) and shall be payable in accordance with the terms of the Equipment Note and this Agreement.

3.3. Security Agreement. As security for the Obligations (as defined in the Equipment Note), the Borrower, with full recourse to Borrower, and pursuant to and upon all of the representations, warranties, covenants and agreements contained in this Agreement and in the other Loan Documents, hereby pledges, assigns and transfers to the Bank all of Borrower’s right, title and interest in and to, and grants Bank a continuing first lien security interest in the Collateral.

3.4. Cash Management Services. If Borrower subscribes to Bank’s cash management services and such services are applicable to the Revolving Loan, the terms of such services, as set forth in the Services Agreement, shall control the manner in which funds are transferred between the Demand Deposit Account and the Equipment Loan for credit or debit to the Loan.

3.5. Advance.

(a) The full Equipment Loan shall be Advanced to Borrower contemporaneously with the execution and delivery of this Agreement.

(b) Notwithstanding the foregoing, Bank may, in its sole and absolute discretion, make or permit to remain outstanding Advances under the Equipment Loan in excess of the original principal amount of the Equipment Note, and all such amounts shall (i) be part of the Obligations evidenced by the Equipment Note, (ii) bear interest as provided herein, (iii) be payable upon demand by Bank, and (iv) be entitled to all rights and security as provided under the Loan Documents.

3.6. Repayment of Equipment Loan.

(a) Interest and principal on the Equipment Loan shall accrue and be payable as set forth in the Equipment Note. The Equipment Loan shall mature, and the outstanding principal amount thereof and all accrued and unpaid interest, fees, expenses and other amounts payable under the Loan Documents shall be due and payable, on the Equipment Loan Maturity Date.

(b) Bank may debit the Demand Deposit Account and/or make Advances under the Equipment Loan to Borrower (whether or not in excess of the lesser of the Maximum Loan Amount) and apply such amounts to the payment of interest, fees, expenses and other amounts to which Bank may be entitled from time to time and Bank is hereby irrevocably authorized to do so without the consent of Borrower.

(c) Borrower shall make each payment of principal and of interest on the Equipment Loan and fees hereunder not later than 12:00 noon (local time Coral Gables, Florida) on the date when due, without set off, counterclaim or other deduction, in immediately available funds to Bank at its address referred to in Section 11.4. Whenever any payment of principal of, or interest on, the Equipment Loan or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

(d) To the extent that the aggregate amount of all Advances under the Equipment Loan and the face amount of all outstanding letters of credit and banker’s acceptance exceeds the Maximum Loan Amount, the amount of such excess will be paid immediately to Bank upon Bank’s demand.

(e) Borrower may prepay the principal balance of Equipment Loan, in part or in full at any time, provided, however, Bank’s acceptance of any such prepayment is contingent on Borrower paying the Prepayment Penalty (as applicable) at the time of the prepayment.

3.7. Overdue Amounts. Any payments not made as and when due shall bear interest from the date due until paid at the Default Rate, in Bank’s discretion.

3.8. Calculation of Interest. All interest under the Equipment Note or hereunder shall be calculated on the basis of the Actual/360 Computation, as defined in the Equipment Note.

3.9. Sales Tax. Borrower shall notify Bank if any Account includes any sales or other similar tax and Bank may, but shall not be obligated to, remit any such taxes directly to the taxing authority and make Advances under the Equipment Loan or charge the Demand Deposit Account therefor. In no event shall Bank be liable for any such taxes.

3.10. Equipment Loan Fee. Borrower shall pay to Bank a non-refundable facility fee in the total amount as set forth on the Closing Statement and Loan Disbursement Approval of even date herewith. Said loan fee is fully earned as of the execution of this Agreement. All unpaid fees shall be due and payable if the Equipment Loan is retired prior to the Equipment Loan Maturity Date.

3.11. Statement of Account. If Bank provides Borrower with a statement of account on a periodic basis, such statement will be presumed complete and accurate and will be definitive and binding on Borrower, unless objected to with specificity by Borrower in writing within thirty (30) days after receipt.

4. Conditions Precedent to Borrowing. Prior to any Advance, the following conditions shall have been satisfied, in the sole opinion of Bank and its counsel:

4.1. Conditions Precedent to Initial Advance. In addition to any other requirement set forth in this Agreement, Bank will not make the initial Advance under the Loan unless and until the following conditions shall have been satisfied:

(a) Loan Documents. Borrower and each other party to any Loan Document, as applicable, shall have executed and delivered this Agreement, the Note and other required Loan Documents, all in form and substance satisfactory to Bank.

(b) Supporting Documents. Borrower shall cause to be delivered to Bank the following documents:

(i) A copy of the governing instruments of Borrower, and a good standing certificate of Borrower, certified by the appropriate official of its state of incorporation and the State of Florida, if different;

(ii) Incumbency certificate and certified resolutions of the board of directors (or other appropriate Persons) of Borrower, and each other Person executing any Loan Documents, signed by the Secretary or another authorized officer of Borrower or such other Person, authorizing the execution, delivery and performance of the Loan Documents;

(iii) The legal opinion of Borrower’s legal counsel addressed to Bank regarding such matters as Bank and its counsel may request;

(iv) For Advances under the Revolving Loan, a satisfactory Borrowing Base Certificate duly completed by Borrower, together with all supporting statements, schedules and reconciliations as required by Bank;

(v) For Advances under the Equipment Loan, satisfactory evidence of the purchase price of the Equipment as evidenced by a fully-executed and binding purchase order or other contract acceptable to Bank, along with all supporting statements, schedules and reconciliations as required by Bank;

(vi) Satisfactory evidence of payment of all fees due and reimbursement of all costs incurred by Bank, and evidence of payment to other parties of all fees or costs which Borrower is required under this Agreement to pay by the date of the initial Advance;

(vii) UCC-11 searches and other Lien searches showing no existing security interests in or Liens on the Collateral other than Permitted Liens;

(viii) Any lien waivers requested by Bank pursuant to Section 6.18(i) hereof; and

(ix) A satisfactory Perfection Certificate duly completed by Borrower.

(c) Insurance. Borrower shall have delivered to Bank satisfactory evidence of insurance meeting the requirements of Section 6.5.

(d) Perfection of Liens. UCC-1 financing statements and, if applicable, certificates of title covering the Collateral executed by Borrower shall duly have been recorded or filed in the manner and places required by law to establish, preserve, protect and perfect the interests and rights created or intended to be created by the Security Agreement; and all taxes, fees and other charges in connection with the execution, delivery and filing of the Security Agreement and the financing statements shall duly have been paid.

(e) Subordinations. Bank shall have received subordinations satisfactory to it from (i) all lessors that might have landlord’s Liens on any Collateral and (ii) all Affiliates as required by Section 6.14.

(f) Additional Documents. Borrower shall have delivered to Bank all additional opinions, documents, certificates and other assurances that Bank or its counsel may require.

(g) Payment of Fees. Borrower shall have paid all fees, costs and expenses as required by the Loan Documents in connection with the Closing.

4.2. Conditions Precedent to Each Advance. The following conditions, in addition to any other requirements set forth in this Agreement, shall have been met or performed by the Advance Date with respect to any Advance Request and each Advance Request (whether or not a written Advance Request is required) shall be deemed to be a representation that all such conditions have been satisfied:

(a) Advance Request. For Advance Requests under the Revolving Loan, Borrower shall have delivered to Bank an Advance Request and other information, as required under Section 2.5(a), unless the procedures described in Section 2.4 are in effect. For Advance Requests under the Equipment Loan, Borrower shall have delivered to Bank an Advance Request and other information, as required under Section 3.5(a), unless the procedures described in Section 3.4 are in effect.

(b) No Default. No Default shall have occurred and be continuing or could occur upon the making of the Advance in question and, if Borrower is required to deliver a written Advance Request, Borrower shall have delivered to Bank an officer’s certificate to such effect, which may be incorporated in the Advance Request.

(c) Correctness of Representations. All representations and warranties made by Borrower herein or otherwise in writing in connection herewith shall be true and correct in all material respects with the same effect as though the representations and warranties had been made on and as of the proposed Advance Date, and, if Borrower is required to deliver a written Advance Request, Borrower shall have delivered to Bank an officer’s certificate to such effect, which may be incorporated in the Advance Request.

(d) No Adverse Change. There shall have been no change which could have a Material Adverse Effect on the condition, financial or otherwise, of Borrower from such condition as it existed on the date of the most recent financial statements of such Person delivered to Bank from time to time.

(e) Limitations Not Exceeded. The proposed Advance shall not cause the outstanding principal balance of the Loan to exceed the lesser of the Maximum Loan Amount and, in the case of the Revolving Loan, the Borrowing Base. If Borrower is required to deliver a written Advance Request, Bank shall have received a current Accounts Receivable Report (as required by Section 6.9(d) sufficient in form and substance to calculate and verify the Borrowing Base.

(f) Further Assurances. Borrower shall have delivered such further documentation or assurances as Bank may reasonably require.

5. Representations and Warranties. In order to induce Bank to enter into this Agreement and to make the Loan provided for herein, Borrower makes the following representations and warranties, all of which shall survive the execution and delivery of the Loan Documents. Unless otherwise specified, such representations and warranties shall be deemed made as of the date hereof and as of the Advance Date of any Advance by Bank to Borrower:

5.1. Valid Existence and Power. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified or licensed to transact business Florida and in all other places where the failure to be so qualified would have a Material Adverse Effect on it. Each of Borrower and each other Person which is a party to any Loan Document (other than Bank) has the power to make and perform the Loan Documents executed by it and all such instruments will constitute the legal, valid and binding obligations of such Person, enforceable in accordance with their respective terms, subject only to bankruptcy and similar laws affecting creditors’ rights generally.

5.2. Authority. The execution, delivery and performance thereof by Borrower and each other Person (other than Bank) executing any Loan Document have been duly authorized by all necessary action of such Person, and do not and will not violate any provision of law or regulation, or any writ, order or decree of any court or governmental or regulatory authority or agency or any provision of the governing instruments of such Person, and do not and will not, with the passage of time or the giving of notice, result in a breach of, or constitute a default or require any consent under, or result in the creation of any Lien upon any property or assets of such Person pursuant to, any law, regulation, instrument or agreement to which any such Person is a party or by which any such Person or its respective properties may be subject, bound or affected.

5.3. Validity and Binding Nature. This Agreement and the other Loan Documents are the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

5.4. Financial Condition. Other than as disclosed in financial statements delivered on or prior to the date hereof to Bank, neither Borrower nor any Guarantor has any direct or contingent obligations or liabilities (including any guarantees or leases) or any material unrealized or anticipated losses from any commitments of Borrower. All such financial statements fairly present the financial condition of Borrower and Guarantor, as of the date thereof. Borrower is not aware of any material adverse fact concerning the conditions or future prospects of Borrower or Guarantor which has not been fully disclosed to Bank, including any adverse change in the operations or financial condition of Borrower or Guarantor since the date of the most recent financial statements delivered to Bank. Borrower is Solvent, and after consummation of the transactions set forth in this Agreement and the other Loan documents, Borrower will be Solvent.

5.5. Litigation. There are no suits or proceedings pending, or to the knowledge of Borrower threatened, before any court or by or before any governmental or regulatory authority, commission, bureau or agency or public regulatory body against or affecting Borrower, or their assets, which if adversely determined would have a Material Adverse Effect on the financial condition or business of Borrower.

5.6. Agreements, Etc. Neither Borrower nor Guarantor is a party to any agreement or instrument or subject to any court order, governmental decree or any charter or other corporate restriction, adversely affecting its business, assets, operations or condition (financial or otherwise), nor is Borrower or Guarantor in default in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any agreement or instrument to which it is a party, or any law, regulation, decree, order or the like.

5.7. Authorizations. All authorizations, consents, approvals and licenses required under applicable law or regulation for the ownership or operation of the property owned or operated by Borrower or Guarantor, or for the conduct of any business in which it is engaged have been duly issued and are in full force and effect, and it is not in default, nor has any event occurred which with the passage of time or the giving of notice, or both, would constitute a default, under any of the terms or provisions of any part thereof, or under any order, decree, ruling, regulation, closing agreement or other decision or instrument of any governmental commission, bureau or other administrative agency or public regulatory body having jurisdiction over Borrower or Guarantor, which default would have a Material Adverse Effect on Borrower or Guarantor. Except as noted herein, no approval, consent or authorization of, or filing or registration with, any governmental commission, bureau or other regulatory authority or agency is required with respect to the execution, delivery or performance of any Loan Document.

5.8. Title. Each of Borrower and Guarantor has good title to all of the assets shown in its financial statements free and clear of all Liens, except Permitted Liens. Borrower alone has full ownership rights in all Collateral.

5.9. Collateral. The security interests granted to Bank herein and pursuant to any other Security Agreement (a) constitute and, as to subsequently acquired property included in the Collateral covered by the Security Agreement, will constitute, security interests under the Code entitled to all of the rights, benefits and priorities provided by the Code and (b) are, and as to such subsequently acquired Collateral will be, fully perfected, superior and prior to the rights of all third persons, now existing or hereafter arising, subject only to Permitted Liens. All of the Collateral is intended for use solely in Borrower’s and Guarantor’s business.

5.10. Location. The chief executive office of Borrower where Borrower’s business records are located, all of Borrower’s other places of business and any other places where any Collateral is kept, are all located at the addresses indicated on the Perfection Certificate delivered to Bank contemporaneously with this Agreement. The Collateral is located and shall at all times be kept and maintained only at Borrower’s location or locations as described in the Perfection Certificate. No such Collateral is attached or affixed to any real property so as to be classified as a fixture unless Bank has otherwise agreed in writing.

5.11. Taxes. Borrower and Guarantor have filed all federal and state income and other tax returns which are required to be filed, and have paid all taxes as shown on said returns and all taxes, including withholding, FICA and ad valorem taxes, shown on all assessments received by it to the extent that such taxes have become due. Neither Borrower nor Guarantor is subject to any federal, state or local tax Liens nor has Borrower or Guarantor received any notice of deficiency or other official notice to pay any taxes. Borrower and Guarantor have paid all sales and excise taxes payable by it. There is no controversy or objection pending, or to the knowledge of Borrower, threatened in writing in respect of any tax returns of the Borrower or Guarantor. The Borrower and Guarantor have made adequate reserves on their books and records in accordance with GAAP for all taxes that have accrued but which are not yet due and payable.

5.12. Labor Law Matters. No goods or services have been or will be produced by Borrower in violation of any applicable labor laws or regulations or any collective bargaining agreement or other labor agreements or in violation of any minimum wage, wage-and-hour or other similar laws or regulations.

5.13. Accounts. Each Account, instrument, Chattel Paper and other writing constituting any portion of the Collateral (a) is genuine and enforceable in accordance with its terms except for such limits thereon arising from bankruptcy and similar laws relating to creditors’ rights; (b) is not subject to any deduction or discount (other than as stated in the invoice and disclosed to Bank), defense, set off, claim or counterclaim of a material nature against Borrower except as to which Borrower has notified Bank in writing; (c) is not subject to any other circumstances that would impair the validity, enforceability or amount of such Collateral except as to which Borrower has notified Bank in writing; (d) arises from a bona fide sale of goods or delivery of services in the ordinary course and in accordance with the terms and conditions of any applicable purchase order, contract or agreement; (e) is free of all Liens other than Permitted Liens; and (f) is for a liquidated amount maturing as stated in the invoice therefor. Each Account included in any Advance Request, Borrowing Base Certificate, report or other document as an Eligible Account meets all the requirements of an Eligible Account set forth herein.

5.14. Judgment Liens. Neither Borrower, Guarantor nor any of their assets, are subject to any unpaid judgments (whether or not stayed) or any judgment liens in any jurisdiction.

5.15. Environmental. Neither Borrower, nor to Borrower’s best knowledge any other previous owner or operator of any real property currently owned or operated by Borrower, has generated, stored or disposed of any Regulated Material on any portion of such property, or transferred any Regulated Material from such property to any other location in violation of any applicable Environmental Laws. No Regulated Material has been generated, stored or disposed of on any portion of the real property currently owned or operated by Borrower by any other Person, or is now located on such property. Borrower is in full compliance with all applicable Environmental Laws and Borrower has not been notified of any action, suit, proceeding or investigation which calls into question compliance by Borrower with any Environmental Laws or which seeks to suspend, revoke or terminate any license, permit or approval necessary for the generation, handling, storage, treatment or disposal of any Regulated Material. The Borrower further agrees to allow the Bank or its agent access to the properties of the Borrower and its Affiliates to confirm compliance with all Environmental Laws, and the Borrower shall, following determination by the Bank that there is non-compliance, or any condition which requires any action by or on behalf of the Borrower in order to avoid any non-compliance, with any Environmental Law, at the Borrower’s sole expense, cause an independent environmental engineer acceptable to the Bank to conduct such tests of the relevant site as are appropriate, and prepare and deliver a report setting forth the result of such tests, a proposed plan for remediation and an estimate of the costs thereof

5.16. ERISA. Borrower has those annual reports required to be filed pursuant to Section 104 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), with respect to each employee benefit plan or other plan maintained for employees of Borrower or any Subsidiary and covered by Title IV of ERISA (a “Plan”), and no Termination Event (as hereinafter defined) with respect to any Plan has occurred and is continuing. For the purposes of this Agreement, a “Termination Event” shall mean a “reportable event” as defined in Section 4043(b) of ERISA, or the filing of a notice of intent to terminate under Section 4041 of ERISA. Neither Borrower nor any Subsidiary has any unfunded liability with respect to any such Plan.

5.17. Investment Company Act. Borrower is not an “investment company” as defined in the Investment Company Act of 1940, as amended.

5.18. Names. Borrower currently conducts all business only under its legal name as set forth above in the introductory section of this Agreement. During the preceding five (5) years Borrower has not (i) been known as or used any other corporate, fictitious or trade name except as disclosed to Bank prior to the date hereof, (ii) been the surviving entity of a merger or consolidation or (iii) acquired all or substantially all of the assets of any Person.

5.19. Insider. Borrower is not, and no Person having “control” (as that term is defined in 12 U.S.C. 375(b)(5) or in regulations promulgated pursuant thereto) of Borrower is, an “executive officer,” “director,” or “principal shareholder” (as those terms are defined in 12 U.S.C. 375(b) or in regulations promulgated pursuant thereto) of Bank, of a bank holding company of which Bank is a subsidiary, or of any subsidiary of a bank holding company of which Bank is a subsidiary.

5.20. Compliance with Covenants; No Event of Default. Borrower is, and upon funding of the Loan will be, in compliance with all of the covenants hereof. No Default has occurred, and the execution, delivery and performance of the Loan Documents and the funding of the Loan will not cause a Default.

5.21. Full Disclosure. There is no material fact which is known or which should be known by Borrower that Borrower has not disclosed to Bank which could have a Material Adverse Effect. No Loan Document, nor any agreement, document, certificate or statement delivered by Borrower to Bank, contains any untrue statement of a material fact or omits to state any material fact which is known or which should be known by Borrower necessary to keep the other statements from being misleading.

5.22. Lending Relationship. The relationship hereby created between the Borrower and the Bank is and has been conducted on an open and arm’s length basis in which no fiduciary relationship exists, and the Borrower has not relied and is not relying on any such fiduciary relationship in executing this Agreement and in consummating the Loan. The Bank represents that it will receive any Note payable to its order as evidence of a bank loan.

5.23. Business Loan. The Loans, including interest rate, fees and charges as contemplated hereby, (i) are an exempted transaction under the Truth In Lending Act, 12 U.S.C. 1601 et seq., as amended from time to time, and (ii) do not, and when disbursed shall not, violate the provisions of the Florida usury laws, any consumer credit laws or the usury laws of the State of Florida.

5.24. Compliance with Regulations T, U and X. No portion of the proceeds of the Loan shall be used by the Borrower, or any Affiliate of the Borrower, either directly or indirectly, for the purpose of purchasing or carrying any margin stock, within the meaning of Regulation T, Regulation U or Regulation X as adopted by the Board of Governors of the Federal Reserve System or any successor thereto.

5.25. Governmental Regulation. The Borrower and its Affiliates are not, or after giving effect to any loan, will not be, subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the ICC Termination Act of 1995 or the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money.

5.26. Bank Accounts. All Deposit Demand Accounts and operating bank accounts of the Borrower and its Affiliates are located at the Bank and the Borrower has no other accounts whatsoever.

5.27. Perfection Certificate. All representations, warranties and statements made by Borrower in the Perfection Certificate executed and delivered by Borrower to Bank in connection with the Loan are true and correct as of the date hereof.

6. Affirmative Covenants of Borrower and Guarantor. Borrower and Guarantor covenant and agree that from the date hereof and until payment in full of the Obligations and the formal termination of this Agreement, Borrower and Guarantor:

6.1. Use of Revolving Loan Proceeds. Shall use the proceeds of the Revolving Loan only for working capital to be used in the operation of Borrower’s business and furnish Bank all evidence that it may reasonably require with respect to such use. Borrower shall (a) ensure, and cause each Affiliate to ensure, that no person who owns a controlling interest in or otherwise controls the Borrower or any Affiliate is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury or included in any Executive Orders, (b) not use or permit the use of the proceeds of the Revolving Loan to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, and cause each Affiliate to comply, with all applicable Bank Secrecy Act (“BSA”) laws and regulations, as amended.

6.2. Use of Equipment Loan Proceeds. Shall use the proceeds of the Equipment Loan only for financing Equipment to be used in the operation of Borrower’s business and furnish Bank all evidence that it may reasonably require with respect to such use. Borrower shall (a) ensure, and cause each Affiliate to ensure, that no person who owns a controlling interest in or otherwise controls the Borrower or any Affiliate is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury or included in any Executive Orders, (b) not use or permit the use of the proceeds of the Equipment Loan to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, and cause each Affiliate to comply, with all applicable Bank Secrecy Act (“BSA”) laws and regulations, as amended.

6.3. Intentionally Deleted.

6.4. Maintenance of Business and Properties. Shall at all times maintain, preserve and protect all Collateral and all the remainder of its material property used or useful in the conduct of its business, and keep the same in good repair, working order and condition, and from time to time make, or cause to be made, all material needful and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be conducted properly and in accordance with standards generally accepted in businesses of a similar type and size at all times, and maintain and keep in full force and effect all licenses and permits necessary to the proper conduct of its business.

6.5. Insurance. Shall maintain such liability insurance, workers’ compensation insurance, business interruption insurance and casualty insurance as may be required by law or as may be required by Bank and shall insure and keep insured all Collateral and other properties in good and responsible insurance companies satisfactory to Bank. Except as set forth below, the minimum amount of such insurance coverage shall be as follows: $1,000,000.00 for worker’s compensation and $2,000,000.00 for each other insurance coverage. All hazard insurance covering Collateral shall be in amounts and shall contain co-insurance and deductible provisions approved by Bank, shall name and directly insure Bank as secured party and loss payee under a long-form New York Standard loss payee clause acceptable to Bank, or its equivalent, and shall not be terminable except upon 30 days’ written notice to Bank. Borrower shall furnish to Bank copies of all such policies. Without limiting the proceeding sentences, the Borrower shall maintain the following specific insurance coverages at all times during the term of the Loan:

(a) Casualty Insurance. “All-risk” casualty insurance policy insuring the Collateral in favor of Borrower, in the minimum amount of Five Million Dollars ($5,000,000.00), naming Bank as loss-payee, and written through a company and in an amount as shall be satisfactory to Bank, with a standard loss-payee endorsement in favor of Bank, and providing at least 30-days written notice of any cancellation, modification or non-renewal of the insurance coverage, shall be in effect throughout the term of the Loan.

(b) Liability Insurance. Liability Insurance Policy in favor of Borrower, in the minimum amount of Two Million Dollars ($2,000,000.00), and written through a company satisfactory to Bank, naming Bank as an additional insured, shall be in effect throughout the term of the Loan.

(c) Business Interruption Insurance. Business Interruption Insurance Policy in favor of Borrower, in such amounts as shall be satisfactory to Bank, with all payments thereunder to be assigned to and made directly payable to Bank.

(d) Automobile Insurance. Automobile Insurance Policy in favor of Borrower, in the minimum amount of One Million Dollars ($1,000,000.00), and written through a company satisfactory to Bank, naming Bank as an additional insured, shall be in effect throughout the term of the Loan.

6.6. Payment of Taxes and Liabilities. The Borrower shall pay, and discharge, prior to delinquency and before penalties accrue thereon, all property and other taxes, and all governmental charges or levies against it or any of the Improvements, as well as claims of any kind which, if unpaid, could become a Lien on any of its property; provided that the foregoing shall not require the Borrower or any Subsidiary to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP and, in the case of a claim which could become a Lien on any of the Improvements, such contest proceedings stay the foreclosure of such Lien or the sale of any portion of the Improvements to satisfy such claim

6.7. Notice of Default. Shall provide to Bank immediate notice of (a) the occurrence of a Default and what action (if any) Borrower is taking to correct the same, (b) any material litigation or material changes in existing litigation or any judgment against it or its assets, (c) any material damage or loss to property, (d) any notice from taxing authorities as to claimed deficiencies or any tax lien or any notice relating to alleged ERISA violations, (e) any Reportable Event, as defined in ERISA, (f) any rejection, return, offset, dispute, loss or other circumstance having a Material Adverse Effect on any Collateral, (g) the cancellation or termination of, or any default under, any material agreement to which Borrower is a party or by which any of its properties are bound, or any acceleration of the maturity of any Debt of Borrower; and (h) any loss or threatened loss of material licenses or permits.

6.8. Inspections. Shall permit inspections of the Collateral and the records of such Person pertaining thereto and verification of the Accounts, at such times and in such manner as may be reasonably required by Bank and shall further permit such inspections, reviews and field examinations of its other records and its properties (with such reasonable frequency and at such reasonable times as Bank may desire) by Bank as Bank may deem necessary or desirable from time to time. The cost of such field examinations, reviews, verifications and inspections shall be borne by Borrower.

6.9. Financial Information. Shall maintain books and records in accordance with GAAP and shall furnish to Bank the following periodic financial information:

(a) Annual Statements of Borrower. Within one hundred twenty (120) days after the end of each fiscal year (or more frequently if required by Bank), commencing with fiscal year end 12/31/13, a detailed audited financial report of Borrower containing balance sheet at the end of that period and a consolidated income statement for that period, setting forth in comparative form the figures for the preceding fiscal year, together with all supporting schedules and footnotes, and containing a review of independent certified public accountants acceptable to Bank that the financial statements were prepared in accordance with GAAP. Borrower and its Affiliates shall obtain such written acknowledgments from Borrower’s and its Affiliates’ independent certified public accountants as Bank may require permitting Bank to rely on such annual financial statements. Any management letter, supplemental letter, or other document accompanying the report will also be provided to Bank. In addition, promptly upon receipt, one copy of each written report submitted to Borrower or its Affiliates independent accountants for any other annual, quarterly or special audit will be provided to Bank.

(b) Borrower’s Tax Returns. Annually a complete copy (including all schedules) of Borrower’s Federal Income Tax Return within thirty (30) days of filing but not later than March 31st of any such year, or not later than September 30th of any such year if extension timely filed and provided to Bank.

(c) Quarterly Statements of Borrower. Within forty-five (45) days after the end of each quarter (or more frequently if required by Bank), a balance sheet of Borrower and its Affiliates at the end of that period and an income statement and statement of cash flow for that period (and for the portion of the fiscal year ending with such period) and a work in progress report in the form acceptable to Bank, together with all supporting schedules, which will be accompanied by a covenant calculation worksheet, setting forth in comparative form the figures for the same period of the preceding fiscal year, and certified by a senior accounting officer of Borrower and its Affiliates, respectively, as true and correct and fairly representing the financial condition of Borrower and its Affiliates and that such statements are prepared in accordance with GAAP, except without footnotes and subject to normal year-end audit adjustments.

(d) Periodic Borrowing Base Information. Within twenty (20) days of the end of each month (or more frequently if required by Bank), a completed Borrowing Base Certificate in such form as Bank shall require (a “Borrowing Base Certificate”). Borrower shall attach the following to the Borrowing Base Certificate, which shall be certified by a senior accounting officer of Borrower to be accurate and complete and in compliance with the terms of the Loan Documents: (i) a report listing all Accounts and all Eligible Accounts of Borrower as of the last Business Day of such month (an “Accounts Receivable Report”) which shall include the amount and age of each Account, the name and mailing address of each Account Debtor, a detailing of all credits due such Account Debtor by Borrower stated in the number of days which have elapsed since the date each such credit was issued by Borrower, and such other information as Bank may require in order to verify the Eligible Accounts, all in reasonable detail and in form acceptable to Bank, (ii) a report listing all Inventory and all Eligible Inventory of Borrower as of the last Business Day of such month, the cost thereof, specifying raw materials, work-in-process, finished goods and all Inventory which has not been timely sold by Borrower in the ordinary course of business, and such other information as Bank may require relating thereto, all in form acceptable to Bank (an “Inventory Report”), and (iii) a report reconciling (x) the Accounts and Inventory of Borrower as set forth on the Accounts Receivable Report and the Inventory Report attached to the Borrowing Base Certificate to (y) the aggregate Accounts and Inventory set forth in the financial statements delivered to Bank pursuant to Section 6.9 (which shall be based upon Borrower’s general ledger and verified by a physical Inventory count conducted no less than semi-annually).

(e) Payables Report. Within twenty (20) days of the end of each month (or more frequently if required by Bank), a schedule of all accounts payable of Borrower setting forth for each such account the number of days which have elapsed since the original date of invoice and containing the name and address of each vendor and such other detail requested by Bank;

(f) Annual Statements of Guarantor. Within twelve (12) months of the latest statement on file with Bank (or more frequently if required by Bank, but in no event later than one hundred twenty days after Borrower’s fiscal year end), a detailed personal financial statement of each, signed and attested to on the Bank approved form, containing balance sheet at the end of that period and a consolidated income statement for that period, setting forth in comparative form the figures for the preceding fiscal year, together with all supporting schedules and footnotes.

(g) Guarantor’s Tax Returns. Annually a complete copy (including all schedules) of Guarantor’s Federal Income Tax Return within thirty (30) days of filing but not later than April 15th of any such year, or not later than October 15th of any such year if extension timely filed and provided to Bank.

(h) Other Information. Within ten (10) business days of Bank’s request, Borrower and Guarantor shall provide such other information reasonably requested by Bank from time to time concerning the business, properties or financial condition of Borrower, including current financial statements.

6.10. Banking Relationship. The Borrower and Guarantor covenant and agree, at all times during the term of this Agreement, to utilize the Bank as its primary bank of account and depository for all financial services, including all receipts, disbursements, cash management and related service.

6.11. Field Audits. The Borrower shall permit the Bank to inspect the Inventory, other tangible assets and/or other business operations of the Borrower, to perform appraisals of the Equipment of the Borrower, and to inspect, audit, check and make copies of, and extracts from, the books, records. computer data, computer programs, journals, orders, receipts, correspondence and other data relating to Inventory, Accounts and any other Collateral, the results of which must be satisfactory to the Bank in the Bank’s sole and absolute discretion. All such inspections or audits by the Bank shall be at the Borrower’s sole expense.

6.12. Maintenance of Existence and Rights. Borrower will preserve and maintain its corporate existence, authorities to transact business, rights and franchises, trade names, patents, trademarks and permits necessary to the conduct of its business.

6.13. Payment of Taxes, Etc. Shall pay before delinquent all of its debts and taxes, except that Bank shall not unreasonably withhold its consent to nonpayment of taxes being actively contested in accordance with law (provided that Bank may require bonding or other assurances).

6.14. Subordination. Shall cause all debt and other obligations now or hereafter owed to any Affiliate to be subordinated in right of payment and security to the Obligations in accordance with subordination agreements satisfactory to Bank.

6.15. Compliance; Hazardous Materials. Shall strictly comply with all laws, regulations, ordinances and other legal requirements, specifically including, without limitation, ERISA, all securities laws and all laws relating to hazardous materials and the environment. Unless approved in writing by Bank, Borrower shall not engage in the storage, manufacture, disposition, processing, handling, use or transportation of any hazardous or toxic materials, whether or not in compliance with applicable laws and regulations.

6.16. Compliance with Assignment Laws. Shall if required by Bank comply with the Federal Assignment of Claims Act and any other applicable law relating to assignment of government contracts.

6.17. Real Estate Leases; Landlord Waivers. Borrower shall notify Bank of any leases of real estate and shall require each Landlord to execute a subordination of all liens in favor of Bank, on such form and with such content as required by Bank. No Collateral at any such location, without such landlord waiver, shall be considered ‘eligible’ for any purpose under this Agreement.

6.18. Further Assurances. Shall take such further action and provide to Bank such further assurances as may be reasonably requested to ensure compliance with the intent of this Agreement and the other Loan Documents.

6.19. Covenants Regarding Collateral. Borrower makes the following covenants with Bank regarding the Collateral:

(a) Borrower will use the Collateral only in the ordinary course of its business and will not permit the Collateral to be used in violation of any applicable law or policy of insurance;

(b) Borrower will use, operate, maintain, service and repair the Equipment in compliance with applicable law and all instructions, warranties, operating manuals released by any supplier of the Equipment or any maintenance organization providing maintenance of such Equipment;

(c) The Equipment will only be operated by employees or authorized agents of Borrower and Borrower will obtain and make available to all users of the Equipment all safety and operating manuals available from the supplier of the Equipment;

(d) Borrower shall not attach or incorporate the Equipment to or in any other item of equipment in such a manner that the Equipment may be deemed to have become an accessory to or part of such other item of equipment;

(e) Borrower shall maintain and use the Equipment, at its sole cost and expense, in a good and safe operating order, in like new condition excepting only reasonable wear and tear;

(f) All replacement parts for the Equipment shall be purchased from sources approved by the supplier of the Equipment, according to its specifications and consistent with the requirements of any and all warranties and service agreements. It is the intention of Borrower and Bank that the Equipment shall consist solely of personal property and that the same shall not constitute fixtures under the laws of the State of Florida. Borrower and Bank agree that the Equipment is an shall remain removable from, and not essential to, the premises where the Equipment is located and Borrower hereby covenants and agrees not to affix or install any Equipment to, or in, any real property in such a manner that may cause it to be a fixture;

(g) Provided that Borrower is not in default under this Agreement, Borrower may, at its sole cost and expense, make any alterations, additions, modifications or attachments to the Equipment that do not violate the terms of this Agreement provided that Borrower notifies Bank in advance of such action in writing and provided further that such improvements, in Bank’s reasonable judgment (i) do not reduce the value or general usefulness of the Equipment, (ii) do not impair the certification, performance, safety, quality, capability, use or character of the Equipment or alter the purpose for which such Equipment was leased or financed under this Agreement, (iii) are not inconsistent with applicable laws or any warranty or service agreement, (iv) do not expose Bank or any of the Equipment to any Lien or other adverse interest or circumstance, (v) do not adversely affect the insurance coverages set forth in this Agreement, and (vi) are of a kind that customarily are made by lessees or owners of equipment similar to the Equipment.

(h) Borrower, as agent for Bank, will defend the Collateral against all claims and demands of all Persons, except for Permitted Liens;

(i) Borrower will, at Bank’s request, obtain and deliver to Bank such waivers as Bank may require waiving the landlord’s, mortgagee’s or other lienholder’s enforcement rights against the Collateral and assuring Bank’s access to the Collateral in exercise of its rights hereunder;

(j) Borrower will promptly deliver to Bank all promissory notes, drafts, trade acceptances, chattel paper, instruments or documents of title which are Collateral, appropriately endorsed to Bank’s order; and

(k) Except for sales of Inventory in the ordinary course of business and sales of other fixed assets (not to exceed $100,000.00 in fair market value in any 12 month period), Borrower will not sell, assign, lease, transfer, pledge, hypothecate or otherwise dispose of or encumber any Collateral or any interest therein.

7. Negative Covenants of Borrower. Borrower covenants and agrees that from the date hereof and until payment in full of the Obligations and the formal termination of this Agreement, Borrower and Guarantor:

7.1. Debt. Shall not create or permit to exist any Debt, including any guaranties or other contingent obligations, except Permitted Debt.

7.2. Liens. Shall not create or permit any Liens on any of its property except Permitted Liens.

7.3. Dividends. Shall not pay or declare any dividends or other distribution or purchase, redeem or otherwise acquire any stock or other equity interests of Borrower, other than as provided for in Borrower’s amended and restated certificate of incorporation in effect as of the date hereof, or pay or acquire any debt subordinate to the Obligations, provided, however that distributions may be made to satisfy shareholders of Borrower’s federal income tax liabilities in connection with Borrower.

7.4. Loans and Other Investments. Other than those existing as of the date hereof, Borrower shall not make or permit to exist any advances or loans to, or guarantee or become contingently liable, directly or indirectly, in connection with the obligations, leases, stock or dividends of, or own, purchase or make any commitment to purchase any bonds, notes, debentures or other non-equity securities of, or any interest in, or make any capital contributions to (all of which are sometimes collectively referred to herein as “Investments”) any Person except for (a) purchases of direct obligations of the federal government, (b) deposits in commercial banks, (c) commercial paper of any U.S. corporation having the highest ratings then given by the Moody’s Investors Services, Inc. or Standard & Poor’s Corporation, (d) existing investments in Subsidiaries, (e) endorsement of negotiable instruments for collection in the ordinary course of business, and (f) advances to employees for business travel and other expenses incurred in the ordinary course of business which do not at any time exceed $25,000.00 in the aggregate.

7.5. Change in Business. Shall not enter into any business which is substantially different from the business in which it is presently engaged.

7.6. Accounts. (a) Shall not sell, assign or discount any of its Accounts, Chattel Paper or any promissory notes held by it other than the discount of such notes in the ordinary course of business for collection; and (b) shall notify Bank promptly in writing of any discount, offset or other deductions not shown on the face of an Account invoice and any dispute over an Account, and any information relating to an adverse change in any Account Debtor’s financial condition or ability to pay its obligations.

7.7. Transactions with Affiliates. Shall not directly or indirectly purchase, acquire or lease any property from, or sell, transfer or lease any property to, pay any management fees to or otherwise deal with, in the ordinary course of business or otherwise, any Affiliate; provided, however, that any acts or transactions prohibited by this Section may be performed or engaged in after written notice to Bank if upon terms not less favorable to Borrower or such Affiliate than if no such relationship existed.

7.8. No Change in Name, Offices; Removal of Collateral. Shall not, without prior written consent of Bank, (a) change its name or the location of its chief executive office or other office where books or records are kept or (b) permit any Inventory or other tangible Collateral to be located at any location other than as specified in the Perfection Certificate.

7.9. No Sale, Leaseback. Shall not enter into any sale-and-leaseback or similar transaction.

7.10. Margin Stock. Shall not use any proceeds of the Loan to purchase or carry any margin stock (within the meaning of Regulation U of the Board of Governors of Federal Reserve System) or extend credit to others for the purpose of purchasing or carrying any margin stock.

7.11. Tangible Collateral. Shall not, except as otherwise provided herein, allow any Inventory or other tangible Collateral to be commingled with, or become an accession to or part of, any property of any other Person so long as such property is Collateral; nor allow any tangible Collateral to become a fixture unless Bank shall have given its prior written authorization.

7.12. Change of Ownership. Shall not issue, sell or otherwise dispose of any of its equity interests or other securities, or rights, warrants or options to purchase or acquire any such equity interests or securities or otherwise participate in any change in the ownership of its equity interests that results in a change in control of Borrower, without the prior written consent of Bank.

7.13. Change of Name. Shall give Bank thirty (30) days prior written notice of any change of name or any new trade or fictitious name. Borrower’s use of any trade or fictitious name shall be in compliance with all laws regarding the use of such names.

7.14. Liquidation, Mergers, Consolidations and Dispositions of Substantial Assets. Unless such event has been previously approved by Bank in its sole discretion, Borrower shall not dissolve or liquidate, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise, all or a substantial part of the assets of any Person, or sell, transfer, lease or otherwise dispose of all or a substantial part of its property or assets, except for the sale of Inventory in the ordinary course of business.

7.15. Change of Fiscal Year or Accounting Methods. Shall not change its fiscal year or its accounting methods.

7.16. Unconditional Purchase Obligations. The Borrower shall not, and shall not permit any Affiliate, to enter into or be a party to any contract for the purchase of materials, supplies or other property or services if such contract requires that payment be made by it regardless of whether delivery is ever made of such materials, supplies or other property or services.

7.17. Cancellation of Debt. Except for the promissory notes issued to Borrower by its directors and certain members of senior management on May 30, 2012, the Borrower shall not, and shall not permit any Affiliate, to cancel any claim or debt owing to it, except for reasonable consideration or in the ordinary course of business.

7.18. Inconsistent Agreements. The Borrower shall not, and shall not permit any Affiliate to, enter into any agreement containing any provision which would, taking into account the effect of applicable law (a) be violated or breached by any borrowing by the Borrower hereunder or by the performance by the Borrower or any Affiliate of any of its Obligations hereunder or under any other Loan Document, (b) prohibit the Borrower or any Affiliate from granting to the Bank a Lien on the Collateral or (c) create or permit to exist or become effective any encumbrance or restriction on the ability of any Affiliate to (i) pay dividends or make other distributions to the Borrower or any other Affiliate, or pay any Debt owed to the Borrower or any other Affiliate, (ii) make loans or advances to the Borrower or any other Affiliate, or (iii) transfer any of its assets or properties to the Borrower or any other Affiliate, other than (A) customary restrictions and conditions contained in agreements relating to the sale of all or a substantial part of the assets of any Affiliate pending such sale, provided that such restrictions and conditions apply only to the Affiliate to be sold and such sale is permitted hereunder, (B) restrictions or conditions imposed by any agreement relating to purchase money Debt, capital leases and other secured Debt permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Debt, and (C) customary provisions in leases and other contracts restricting the assignment thereof.

7.19. Use of Proceeds. Neither the Borrower nor any of its Affiliates shall use any portion of the proceeds of the Loans, either directly or indirectly, for the purpose of purchasing any securities underwritten by the Bank, or any Affiliate of the Bank.

7.20. Bank Accounts. The Borrower shall not establish any bank accounts, other than Deposit Demand Accounts or other bank accounts established at or with the Bank, without the prior written consent of the Bank.

8. Other Financial Covenants of Borrower.

8.1. Debt to Worth Ratio. Borrower shall maintain on a consolidated basis a ratio of “Total Liabilities” (excluding the non-current portion of “Subordinated Liabilities”) to “Tangible Net Worth” not exceeding 2.0:1.0. Debt to Worth Ratio shall be calculated for each quarterly accounting period.

8.2. Tangible Net Worth. Borrower shall maintain, on a consolidated basis, “Tangible Net Worth” equal to at least $3,500,000.00. Tangible Net Worth shall be calculated for each quarterly accounting period.

8.3. Debt Service Coverage Ratio. Borrower shall maintain, on a consolidated basis, a “Debt Service Coverage Ratio” of at least 1.30:1.0. Debt Service Coverage Ratio shall be calculated for each quarterly accounting period, using the results of the twelve (12) month period ending with that reporting period.

9. Default.

9.1. Events of Default. Each of the following shall constitute an Event of Default:

(a) There shall occur any default by Borrower in the payment, when due, of any principal of or interest on the Revolving Note or the Term Note, any amounts due hereunder or any other Loan Document, or any other Obligations; or

(b) There shall occur any default by Borrower or any other party to any Loan Document (other than Bank) in the performance of any agreement, covenant or obligation contained in this Agreement or such Loan Document not provided for elsewhere in this Section 9; or

(c) Any representation or warranty made by Borrower or any other party to any Loan Document (other than Bank) herein or therein or in any certificate or report furnished in connection herewith or therewith shall prove to have been untrue or incorrect in any material respect when made; or

(d) Any other obligation now or hereafter owed by Borrower or Guarantor to Bank shall be in default and not cured within the grace period, if any, provided therein, or Borrower or Guarantor shall be in default under any obligation in excess of $10,000.00 owed to any other obligee, which default entitles the obligee to accelerate any such obligations or exercise other remedies with respect thereto; or

(e) Borrower or any Guarantor shall (A) voluntarily dissolve, liquidate or terminate operations or apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of such Person or of all or of a substantial part of its assets, (B) admit in writing its inability, or be generally unable, to pay its debts as the debts become due, (C) make a general assignment for the benefit of its creditors, (D) commence a voluntary case under the federal Bankruptcy Code (as now or hereafter in effect), (E) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, (F) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under Bankruptcy Code, or (G) take any corporate action for the purpose of effecting any of the foregoing; or

(f) An involuntary petition or complaint shall be filed against Borrower or Guarantor seeking bankruptcy relief or reorganization or the appointment of a receiver, custodian, trustee, intervenor or liquidator of Borrower, of all or substantially all of its assets, and such petition or complaint shall not have been dismissed within sixty (60) days of the filing thereof; or an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving or ordering any of the foregoing actions; or

(g) There shall occur any material loss, theft, damage or destruction of any of the Collateral, which loss is not fully insured; or

(h) A judgment in excess of $100,000.00 shall be rendered against the Borrower or Guarantor and shall remain undischarged, undismissed and unstayed for more than forty-five (45) days after the expiration of any appeal period (except judgments validly covered by insurance with a deductible of not more than $10,000.00) or there shall occur any levy upon, or attachment, garnishment or other seizure of, any material portion of the Collateral or other assets of Borrower by reason of the issuance of any tax levy, judicial attachment or garnishment or levy of execution; or

(i) Borrower or Guarantor shall fail to pay, on demand, any returned or dishonored draft, check, or other item which has been deposited to the Demand Deposit Account or otherwise presented to Bank and for which Borrower has received provisional credit; or

(j) Any Guarantor shall repudiate or revoke any Guaranty Agreement; or

(k) Loss, theft, damage or destruction of any material portion of the tangible Collateral for which there is either no insurance coverage or for which, in the reasonable opinion of Bank, there is insufficient insurance coverage; or

(l) The making of any levy, seizure or attachment upon any material part of the Collateral; or

(m) There shall occur any change in the condition (financial or otherwise) of Borrower or Guarantor which, in the reasonable opinion of Bank, could have a Material Adverse Effect; or

(n) The subordination provisions of any Subordinated Debt shall for any reason be revoked or invalid or otherwise cease to be in full force and effect. The Borrower shall contest in any manner, or any other holder thereof shall contest in any judicial proceeding, the validity or enforceability of any Subordination Agreement or deny that it has any further liability or obligation thereunder, or the Obligations shall for any reason not have the priority contemplated by the subordination provisions of the Subordinated Debt.

9.2. Remedies. If any Default or Event of Default shall occur, Bank may, without notice to Borrower, at its option, withhold further Advances to Borrower. If an Event of Default shall have occurred and be continuing, Bank may at its option take any or all of the following actions:

(a) Bank may declare any or all Obligations to be immediately due and payable (if not earlier demanded), terminate its obligation to make Advances to Borrower, bring suit against Borrower to collect the Obligations, exercise any remedy available to Bank hereunder or at law and take any action or exercise any remedy provided herein or in any other Loan Document or under applicable law. No remedy shall be exclusive of other remedies or impair the right of Bank to exercise any other remedies.

(b) Without waiving any of its other rights hereunder or under any other Loan Document, Bank shall have all rights and remedies of a secured party under the Code (and the Code of any other applicable jurisdiction) and such other rights and remedies as may be available hereunder, under other applicable law or pursuant to contract. If requested by Bank, Borrower will promptly assemble the Collateral and make it available to Bank at a place to be designated by Bank. Borrower agrees that any notice by Bank of the sale or disposition of the Collateral or any other intended action hereunder, whether required by the Code or otherwise, shall constitute reasonable notice to Borrower if the notice is mailed to Borrower by regular or certified mail, postage prepaid, at least five days before the action to be taken. Borrower shall be liable for any deficiencies in the event the proceeds of the disposition of the Collateral do not satisfy the Obligations in full.

(c) Bank may demand, collect and sue for all amounts owed pursuant to Accounts, General Intangibles, Chattel Paper or for proceeds of any Collateral (either in Borrower’s name or Bank’s name at the latter’s option), with the right to enforce, compromise, settle or discharge any such amounts.

(d) The Bank may, without notice, demand or legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral of which the Bank already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may at any time enter into any of the Borrower’s premises where any of the Collateral may be or is supposed to be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of and the Bank shall have the right to store and conduct a sale of the same in any of the Borrower’s premises without cost to the Bank. At the Bank’s request, the Borrower will, at the Borrower’s sole expense, assemble the Collateral and make it available to the Bank at a place or places to be designated by the Bank which is reasonably convenient to the Bank and the Borrower.

(e) The Bank may sell any or all of the Collateral at public or private sale, upon such terms and conditions as the Bank may deem proper, and the Bank may purchase any or all of the Collateral at any such sale. The Borrower acknowledges that the Bank may be unable to effect a public sale of all or any portion of the Collateral because of certain legal and/or practical restrictions and provisions which may be applicable to the Collateral and, therefore, may be compelled to resort to one or more private sales to a restricted group of offerees and purchasers. The Borrower consents to any such private sale so made even though at places and upon terms less favorable than if the Collateral were sold at public sale. The Bank shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Bank may apply the net proceeds, after deducting all costs, expenses, attorneys’ and paralegals’ fees incurred or paid at any time in the collection, protection and sale of the Collateral and the Obligations, to the payment of any Note and/or any of the other Obligations, returning the excess proceeds, if any, to the Borrower. The Borrower shall remain liable for any amount remaining unpaid after such application, with interest at the Default Rate. Any notification of intended disposition of the Collateral required by law shall be conclusively deemed reasonably and properly given if given by the Bank at least ten (10) calendar days before the date of such disposition. The Borrower hereby confirms, approves and ratifies all acts and deeds of the Bank relating to the foregoing, and each part thereof, and expressly waives any and all claims of any nature, kind or description which it has or may hereafter have against the Bank or its representatives, by reason of taking, selling or collecting any portion of the Collateral. The Borrower consents to releases of the Collateral at any time (including prior to default) and to sales of the Collateral in groups, parcels or portions, or as an entirety, as the Bank shall deem appropriate. The Borrower expressly absolves the Bank from any loss or decline in market value of any Collateral by reason of delay in the enforcement or assertion or nonenforcement of any rights or remedies under this Agreement.

(f) To the extent that applicable law imposes duties on the Bank to exercise remedies in a commercially reasonable manner, the Borrower acknowledges and agrees that it is not commercially unreasonable for the Bank (1) to fail to incur expenses reasonably deemed significant by the Bank to prepare Collateral for disposition or otherwise to complete raw material or work-it-process into finished goods or other finished products for disposition, (2) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (3) to fail to exercise collection remedies against account debtors or other Persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (4) to exercise collection remedies against account debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (5) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (6) to contact other Persons, whether or not in the same business as the Borrower, for expressions of interest in acquiring all or any portion of the Collateral, (7) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (8) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (9) to dispose of assets in wholesale rather than retail markets, (10) to disclaim disposition warranties, including any warranties of title, (11) to purchase insurance or credit enhancements to insure the Bank against risks of loss, collection or disposition of Collateral or to provide to the Bank a guaranteed return from the collection or disposition of Collateral, or (12) to the extent deemed appropriate by the Bank, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Bank in the collection or disposition of any of the Collateral. The Borrower acknowledges that the purpose of this section is to provide non-exhaustive indications of what actions or omissions by the Bank would not be commercially unreasonable in the Bank’s exercise of remedies against the Collateral and that other actions or omissions by the Bank shall not be deemed commercially unreasonable solely on account of not being indicated in this section. Without limitation upon the foregoing, nothing contained in this section shall be construed to grant any rights to the Borrower or to impose any duties on the Bank that would not have been granted or imposed by this Agreement or by applicable law in the absence of this section.

(g) The Bank may exercise, from time to time, any and all rights and remedies available to it under the Code or under any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any other agreements between any Borrower and the Bank, and may, without demand or notice of any kind, appropriate and apply toward the payment of such of the Obligations, whether matured or umatured, including costs of collection and attorneys’ and paralegals’ fees, and in such order of application as the Bank may, from time to time, elect, any indebtedness of the Bank to any Borrower, however created or arising, including balances, credits, deposits, accounts or moneys of such Borrower in the possession, control or custody of, or in transit to the Bank. The Borrower, on behalf of itself and each Borrower, hereby waives the benefit of any law that would otherwise restrict or limit the Bank in the exercise of its right, which is hereby acknowledged, to appropriate at any time hereafter any such indebtedness owing from the Bank to any Borrower.

9.3. Additional Remedies. If an Event of Default shall have occurred and be continuing, Bank shall have the right and power to:

(a) instruct the Borrower, at its own expense, to notify any parties obligated on any of the Collateral, including any account debtors, to make payment directly to the Bank of any amounts due or to become due thereunder, or the Bank may directly notify such obligors of the security interest of the Bank, and or of the assignment to the Bank of the Collateral and direct such obligors to make payment to the Bank of any amounts due or to become due with respect thereto, and thereafter, collect any such amounts due on the Collateral directly from such Persons obligated thereon;

(b) enforce collection of any of the Collateral, including any Accounts, by suit or otherwise, or make any compromise or settlement with respect to any of the Collateral, or surrender, release or exchange all or any part thereof, or compromise, extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder;

(c) take possession or control of any proceeds and products of any of the Collateral, including the proceeds of insurance thereon;

(d) extend, renew or modify for one or more periods (whether or not longer than the original period) any Note, any other of the Obligations, any obligation of any nature of any other obligor with respect to any Note or any of the Obligations;

(e) grant releases, compromises or indulgences with respect to any Note, any of the Obligations, any extension or renewal of any of the Obligations, any security therefor, or to any other obligor with respect to any Note or any of the Obligations;

(f) transfer the whole or any part of securities which may constitute Collateral into the name of the Bank or the Bank’s nominee without disclosing, if the Bank so desires, that such securities so transferred are subject to the security interest of the Bank, and any corporation, association, or any of the managers or trustees of any trust issuing any of such securities, or any transfer agent, shall not be bound to inquire, in the event that the Bank or such nominee makes any further transfer of such securities, or any portion thereof, as to whether the Bank or such nominee has the right to make such further transfer, and shall not be liable for transferring the same;

(g) vote the Collateral;

(h) make an election with respect to the Collateral under Section 1111 of the Bankruptcy Code or take action under Section 364 or any other section of the Bankruptcy Code; provided, however, that any such action of the Bank as set forth herein shall not, in any manner whatsoever, impair or affect the liability of the Borrower hereunder, nor prejudice, waive, nor be construed to impair, affect, prejudice or waive the Bank’s rights and remedies at law, in equity or by statute, nor release, discharge, nor be construed to release or discharge, the Borrower, any guarantor or other Person liable to the Bank for the Obligations; and

(i) at any time, and from time to time, accept additions to, releases, reductions, exchanges or substitution of the Collateral, without in any way altering, impairing, diminishing or affecting the provisions of this Agreement, the Loan Documents, or any of the other Obligations, or the Bank’s rights hereunder, under any. Note or under any of the other Obligations.

The Borrower hereby ratifies and confirms whatever the Bank may do with respect to the Collateral and agrees that the Bank shall not be liable for any error of judgment or mistakes of fact or law with respect to actions taken in connection with the Collateral.

9.4. Attorney-in-Fact. Upon the occurrence and continuance of an Event of Default, the Borrower hereby irrevocably makes, constitutes and appoints the Bank (and any officer of the Bank or any Person designated by the Bank for that purpose) as the Borrower’s true and lawful proxy and attorney-in-fact (and agent-in-fact) in the Borrower’s name, place and stead, with full power of substitution, to (i) take such actions as are permitted in this Agreement, (ii) execute such financing statements and other documents and to do such other acts as the Bank may require to perfect and preserve the Bank’s security interest in, and to enforce such interests in the Collateral, and (iii) carry out any remedy provided for in this Agreement, including endorsing the Borrower’s name to checks, drafts, instruments and other items of payment, and proceeds of the Collateral, executing change of address forms with the postmaster of the United States Post Office serving the address of the Borrower, changing the address of the Borrower to that of the Bank, opening all envelopes addressed to the Borrower and applying any payments contained therein to the Obligations. The Borrower hereby acknowledges that the constitution and appointment of such proxy and attorney-in-fact are coupled with an interest and are irrevocable. The Borrower hereby ratifies and confirms all that such attorney-in-fact may do or cause to be done by virtue of any provision of this Agreement.

9.5. Application of Proceeds. The Bank will within three (3) Business Days after receipt of cash or solvent credits from collection of items of payment, proceeds of Collateral or any other source, apply the whole or any part thereof against the Obligations secured hereby. The Bank shall further have the exclusive right to determine how, when and what application of such payments and such credits shall be made on the Obligations, and such determination shall be conclusive upon the Borrower. Any proceeds of any disposition by the Bank of all or any part of the Collateral may be first applied by the Bank to the payment of expenses incurred by the Bank in connection with the Collateral, including attorneys’ fees and legal expenses as provided for in Section 11.3 hereof.

9.6. No Waiver. No Event of Default shall be waived by the Bank except in writing. No failure or delay on the part of the Bank in exercising any right, power or remedy hereunder shall operate as a waiver of the exercise of the same or any other right at any other time; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. There shall be no obligation on the part of the Bank to exercise any remedy available to the Bank in any order. The remedies provided for herein are cumulative and not exclusive of any remedies provided at law or in equity. The Borrower agrees that in the event that the Borrower fails to perform, observe or discharge any of its Obligations or liabilities under this Agreement or any other agreements with the Bank, no remedy of law will provide adequate relief to the Bank, and further agrees that the Bank shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

9.7. Receiver. In addition to any other remedy available to it, Bank shall have the absolute right, upon the occurrence of an Event of Default, to seek and obtain the appointment of a receiver to take possession of and operate and/or dispose of the business and assets of Borrower and any costs and expenses incurred by Bank in connection with such receivership shall bear interest at the Default Rate, at Bank’s option, and shall be secured by all Collateral.

9.8. Deposits; Insurance. After the occurrence of an Event of Default, Borrower authorizes Bank to collect and apply against the Obligations when due any cash or deposit accounts in its possession, and any refund of insurance premiums or any insurance proceeds payable on account of the loss or damage to any of the Collateral and irrevocably appoints Bank as its attorney-in-fact to endorse any check or draft or take other action necessary to obtain such funds.

10. Security Agreement.

10.1. Security Interest.

(a) As security for the payment and performance of any and all of the Obligations and the performance of all other obligations and covenants of Borrower hereunder and under the other Loan Documents, certain or contingent, now existing or hereafter arising, which are now, or may at any time or times hereafter be owing by Borrower to Bank, Borrower and Guarantor hereby pledge to Bank and gives Bank a continuing security interest in and general Lien upon and right of set-off against, all right, title and interest of Borrower or Guarantor in and to the Collateral, whether now owned or hereafter acquired by Borrower or Guarantor.

(b) Except as herein or by applicable law otherwise expressly provided, Bank shall not be obligated to exercise any degree of care in connection with any Collateral in its possession, to take any steps necessary to preserve any rights in any of the Collateral or to preserve any rights therein against prior parties, and Borrower agrees to take such steps. In any case Bank shall be deemed to have exercised reasonable care if it shall have taken such steps for the care and preservation of the Collateral or rights therein as Borrower may have reasonably requested Bank to take and Bank’s omission to take any action not requested by Borrower shall not be deemed a failure to exercise reasonable care. No segregation or specific allocation by Bank of specified items of Collateral against any liability of Borrower shall waive or affect any security interest in or Lien against other items of Collateral or any of Bank’s options, powers or rights under this Agreement or otherwise arising.

(c) Following an Event of Default, Bank may at any time and from time to time, with or without notice to Borrower, (i) transfer into the name of Bank or the name of Bank’s nominee any of the Collateral, (ii) notify any Account Debtor or other obligor of any Collateral to make payment thereon direct to Bank of any amounts due or to become due thereon and (iii) receive and direct the disposition of any proceeds of any Collateral.

10.2. Power of Attorney. Borrower and each Guarantor authorize Bank at Borrower’s expense to file any financing statements relating to the Collateral (without Borrower’s or Guarantor’s signature thereon) which Bank deems appropriate and Borrower and Guarantor irrevocably appoint Bank as its attorney-in-fact to execute any such financing statements in Borrower’s name and to perform all other acts which Bank deems appropriate to perfect and to continue perfection of the security interest of Bank. Borrower and Guaranty hereby appoint Bank as Borrower’s and Guarantor’s attorney-in-fact to endorse, present and collect on behalf of Borrower and/or Guarantor and in Borrower’s and Guarantor’s name any draft, checks or other documents necessary or desirable to collect any amounts which Borrower or Guarantor may be owed. Bank is hereby granted a license or other right to use, without charge, after an Event of Default, Borrower’s and Guarantor’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral, and Borrower’s and Guarantor’s rights under all licenses and all franchise agreements shall inure to Bank’s benefit. The proceeds realized from the sale or other disposition of any Collateral may be applied, after allowing two (2) Business Days for collection, first to the reasonable costs, expenses and attorneys’ fees and expenses incurred by Bank for collection and for acquisition, completion, protection, removal, storage, sale and delivering of the Collateral; secondly, to interest due upon any of the Obligations; and thirdly, to the principal amount of the Obligations. If any deficiency shall arise, Borrower and Guarantor shall remain jointly and severally liable to Bank therefor.

10.3. Entry. Borrower hereby irrevocably consents to any act by Bank or its agents in entering upon any premises for the purposes of either (i) inspecting the Collateral or (ii) taking possession of the Collateral and Borrower hereby waives its right to assert against Bank or its agents any claim based upon trespass or any similar cause of action for entering upon any premises where the Collateral may be located.

10.4. Preservation of the Collateral. The Bank may, but is not required, to take such actions from time to time as the Bank deems appropriate to maintain or protect the Collateral. The Bank shall have exercised reasonable care in the custody and preservation of the Collateral if the Bank takes such action as the Borrower shall reasonably request in writing which is not inconsistent with the Bank’s status as a secured party, but the failure of the Bank to comply with any such request shall not be deemed a failure to exercise reasonable care; provided, however, the Bank’s responsibility for the safekeeping of the Collateral shall (i) be deemed reasonable if such Collateral is accorded treatment substantially equal to that which the Bank accords its own property, and (ii) not extend to matters beyond the control of the Bank, including acts of God, war, insurrection, riot or governmental actions. In addition, any failure of the Bank to preserve or protect any rights with respect to the Collateral against prior or third parties, or to do any act with respect to preservation of the Collateral, not so requested by the Borrower, shall not be deemed a failure to exercise reasonable care in the custody or preservation of the Collateral. The Borrower shall have the sole responsibility for taking such action as may be necessary, from time to time, to preserve all rights of the Borrower and the Bank in the Collateral against prior or third parties. Without limiting the generality of the foregoing, where Collateral consists in whole or in part of securities, the Borrower represents to, and covenants with, the Bank that the Borrower has made arrangements for keeping informed of changes or potential changes affecting the securities (including rights to convert or subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and the Borrower agrees that the Bank shall have no responsibility or liability for informing the Borrower of any such or other changes or potential changes or for taking any action or omitting to take any action with respect thereto.

10.5. Other Actions as to any and all Collateral. The Borrower further agrees to take any other action reasonably requested by the Bank to ensure the attachment, perfection and first priority of (subject to Permitted Liens), and the ability of the Bank to enforce, the Bank’s security interest in any and all of the Collateral, including (a) causing the Bank’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of or ability of the bank to enforce, the Bank’s security interest in such Collateral, (b) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment. perfection or priority of, or ability of the Bank to enforce, the Bank’s security interest in such Collateral, (c) obtaining governmental and other third party consents and approvals, including any consent of any licensor, lessor or other Person obligated on Collateral, (d) obtaining waivers from mortgagees and landlords in form and substance satisfactory to the Bank, and (e) taking all actions required by the Code in effect from time to time or by other law, as applicable in any relevant Code jurisdiction, or by other law as applicable in any foreign jurisdiction. The Borrower further agrees to indemnify and hold the Bank harmless against claims of any Persons not a party to this Agreement concerning disputes arising over the Collateral.

10.6. Collateral in the Possession of a Warehouseman or Bailee. If any of the Collateral with a value in excess of $10,000.00 at any time is in the possession of a warehouseman or bailee, the Borrower shall promptly notify the Bank thereof, and shall promptly obtain a Collateral Access Agreement. The Bank agrees with the Borrower that the Bank shall not give any instructions to such warehouseman or bailee pursuant to such Collateral Access Agreement unless an Event of Default has occurred and is continuing, or would occur after taking into account any action by the Borrower with respect to the warehouseman or bailee.

10.7. Commercial Tort Claims. If the Borrower shall at any time hold or acquire a Commercial Tort Claim (with a value in excess of $10,000.00 if no Event of Default exists, or $1.00 otherwise), the Borrower shall immediately notify the Bank in writing signed by the Borrower of the details thereof and grant to the Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, in each case in form and substance satisfactory to the Bank, and shall execute any amendments hereto deemed reasonably necessary by the Bank to perfect its security interest in such Commercial Tort Claim.

10.8. Electronic Chattel Paper and Transferable Records. If the Borrower at any time holds or acquires an interest in any electronic chattel paper or any “transferable record”, as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, the Borrower shall promptly notify the Bank thereof and, at the request of the Bank, shall take such action as the Bank may reasonably request to vest in the Bank control under Section 9-105 of the Code of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Bank agrees with the Borrower that the Bank will arrange, pursuant to procedures satisfactory to the Bank and so long as such procedures will not result in the Bank’s loss of control, for the Borrower to make alterations to the electronic chattel paper or transferable record permitted under Section 9-105 of the Code or, as the case may be, Section 201 of the federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to make without loss of control.

10.9. Other Rights. Borrower authorizes Bank without affecting Borrower’s obligations hereunder or under any other Loan Document from time to time (i) to take from any party and hold additional Collateral or guaranties for the payment of the Obligations or any part thereof, and to exchange, enforce or release such collateral or guaranty of payment of the Obligations or any part thereof and to release or substitute any endorser or guarantor or any party who has given any security interest in any collateral as security for the payment of the Obligations or any part thereof or any party in any way obligated to pay the Obligations or any part thereof; and (ii) upon the occurrence of any Event of Default to direct the manner of the disposition of the Collateral and the enforcement of any endorsements, guaranties, letters of credit or other security relating to the Obligations or any part thereof as Bank in its sole discretion may determine.

10.10. Accounts. Following any Event of Default, Bank may notify any Account Debtor of Bank’s security interest and may direct such Account Debtor to make payment directly to Bank for application against the Obligations. Any such payments received by or on behalf of Borrower at any time, whether before or after default, shall be the property of Bank, shall be held in trust for Bank and not commingled with any other assets of any Person (except to the extent they may be commingled with other assets of Borrower in an account with Bank) and shall be immediately delivered to Bank in the form received. Bank shall have the right to apply any proceeds of Collateral to such of the Obligations as it may determine.

10.11. Waiver of Marshaling. Borrower hereby waives any right it may have to require marshaling of its assets.

11. Miscellaneous.

11.1. No Waiver, Remedies Cumulative. No failure on the part of Bank to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and are in addition to any other remedies provided by law, any Loan Document or otherwise.

11.2. Survival of Representations. All representations and warranties made herein shall survive the making of the Loan hereunder and the delivery of the Note, and shall continue in full force and effect so long as any Obligations is outstanding, there exists any commitment by Bank to Borrower, and until this Agreement is formally terminated in writing.

11.3. Indemnity By Borrower; Expenses. In addition to all other Obligations, Borrower agrees to defend, protect, indemnify and hold harmless Bank and its Affiliates and all of their respective officers, directors, employees, attorneys, consultants and agents from and against any and all losses, damages, liabilities, obligations, penalties, fees, costs and expenses (including, without limitation, attorneys’ and paralegals’ fees, costs and expenses) (collectively, “Liabilities”) incurred by such indemnitees, except where such Liabilities are as a result of the gross negligence or willful misconduct by Bank, its Affiliates, or any of their respective officers, directors, employees, attorneys, consultants or agents, whether prior to or from and after the date hereof, as a result of or arising from or relating to (i) the due diligence effort (including, without limitation, public record search, recording fees, examinations and investigations of the properties of Borrower and Borrower’s operations), negotiation, preparation, execution and/or performance of any of the Loan Documents or of any document executed in connection with the transactions contemplated thereby and the perfection of Bank’s Liens in the Collateral, maintenance of the Loan by Bank, and any and all amendments, modifications, and supplements of any of the Loan Documents or restructuring of the Obligations, (ii) any suit, investigation, action or proceeding by any Person (other than Borrower), whether threatened or initiated, asserting a claim for any legal or equitable remedy against any Person under any statute, regulation or common law principle, arising from or in connection with Bank’s furnishing of funds to Borrower under this Agreement, (iii) Bank’s preservation, administration and enforcement of its rights under the Loan Documents and applicable law, including the reasonable fees and disbursements of counsel for Bank in connection therewith, whether suit be brought or not and whether incurred at trial or on appeal, and all costs of repossession, storage, disposition, protection and collection of Collateral, (iv) periodic field exams, audits and appraisals performed by Bank; and/or (v) any matter relating to the financing transactions contemplated by the Loan Documents or by any document execution in connection with the transactions contemplated thereby, other than for such loss, damage, liability, obligation, penalty, fee, cost or expense arising from such indemnitee’s gross negligence or willful misconduct. If Borrower should fail to pay any tax or other amount required by this Agreement to be paid or which may be reasonably necessary to protect or preserve any Collateral or Borrower’s or Bank’s interests therein, Bank may make such payment and the amount thereof shall be payable on demand, shall bear interest at the Default Rate from the date of demand until paid and shall be deemed to be Obligations entitled to the benefit and security of the Loan Documents. In addition, Borrower agrees to pay and save Bank harmless against any liability for payment of any state documentary stamp taxes, intangible taxes or similar taxes (including interest or penalties, if any) which may now or hereafter be determined to be payable in respect to the execution, delivery or recording of any Loan Document or the making of any Advance, whether originally thought to be due or not, and regardless of any mistake of fact or law on the part of Bank or Borrower with respect to the applicability of such tax. Borrower’s obligation for indemnification for all of the foregoing losses, damages, liabilities, obligations, penalties, fees, costs and expenses of Bank shall be part of the Obligations, secured by the Collateral, chargeable against Borrower’s loan account, and shall survive termination of this Agreement.

11.4. Notices. Any notice or other communication hereunder under the Note to any party hereto or thereto shall be by hand delivery, overnight delivery, facsimile, telegram, telex or registered or certified mail and unless otherwise provided herein shall be deemed to have been given or made when delivered, telegraphed, telexed, faxed or three (3) Business Days after having been deposited in the mails, postage prepaid, addressed to the party at its address specified below (or at any other address that the party may hereafter specify to the other parties in writing):

Bank:	Capital Bank, N.A. 121 Alhambra Plaza, Suite 1601 Coral Gables, FL 33134 Attn: Tony Mandravellos

with copy to:	Shutts & Bowen LLP 200 East Broward Boulevard Suite 2100 Fort Lauderdale, Florida 33301 Attn: Brendan Aloysius Barry, Esq.

Borrower:	Sancilio & Company, Inc. 3874 Fiscal Court Riviera Beach, FL 33404 Attn: Frederick D. Sancilio, President

Guarantor:	Frederick D. Sancilio c/o Sancilio & Company, Inc. 3874 Fiscal Court Riviera Beach, FL 33404

Guarantor:	Carolyn A. Sancilio c/o Sancilio & Company, Inc. 3874 Fiscal Court Riviera Beach, FL 33404

11.5. Governing Law. This Agreement and the Loan Documents shall be deemed contracts made under the laws of the State of Florida and shall be governed by and construed in accordance with the laws of said state (excluding its conflict of laws provisions if such provisions would require application of the laws of another jurisdiction) except insofar as the laws of another jurisdiction may, by reason of mandatory provisions of law, govern the perfection, priority and enforcement of security interests in the Collateral.

11.6. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of Borrower and Bank, and their respective successors and assigns; provided, that Borrower may not assign any of its rights hereunder without the prior written consent of Bank, and any such assignment made without such consent will be void.

11.7. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which when taken together shall constitute but one and the same instrument.

11.8. No Usury. Regardless of any other provision of this Agreement, the Note or in any other Loan Document, if for any reason the effective interest should exceed the maximum lawful interest, the effective interest shall be deemed reduced to, and shall be, such maximum lawful interest, and (i) the amount which would be excessive interest shall be deemed applied to the reduction of the principal balance of the Note and not to the payment of interest, and (ii) if the loan evidenced by the Note has been or is thereby paid in full, the excess shall be returned to the party paying same, such application to the principal balance of the Note or the refunding of excess to be a complete settlement and acquittance thereof.

11.9. Powers. All powers of attorney granted to Bank are coupled with an interest and are irrevocable.

11.10. Approvals. If this Agreement calls for the approval or consent of Bank, such approval or consent may be given or withheld in the discretion of Bank unless otherwise specified herein.

11.11. Participations. Bank shall have the right to enter into one or more participations with other lenders with respect to the Obligations. Upon prior notice to Borrower of such participation, Borrower shall thereafter furnish to such participant any information furnished by Borrower to Bank pursuant to the terms of the Loan Documents. Nothing in this Agreement or any other Loan Document shall prohibit Bank from pledging or assigning this Agreement and Bank’s rights under any of the other Loan Documents, including collateral therefor, to any Federal Reserve Bank in accordance with applicable law.

11.12. Date of Loan Documents. Notwithstanding that this Agreement or in any of the other Loan Documents executed or delivered in connection with this Agreement may be (or may have been) physically executed on a calendar day other than the date set forth on the top of the Note, the effective date of the Note, this Agreement and all such other Loan Documents shall be the date set forth on the top of the Note.

11.13. Dealings with Multiple Borrowers. If more than one Person is named as Borrower hereunder, all Obligations, representations, warranties, covenants and indemnities set forth in the Loan Documents to which such Person is a party shall be joint and several. Bank shall have the right to deal with any individual of any Borrower with regard to all matters concerning the rights and obligations of Bank hereunder and pursuant to applicable law with regard to the transactions contemplated under the Loan Documents. All actions or inactions of the officers, managers, members and/or agents of any Borrower with regard to the transactions contemplated under the Loan Documents shall be deemed with full authority and binding upon all Borrowers hereunder. Each Borrower hereby appoints each other Borrower as its true and lawful attorney-in-fact, with full right and power, for purposes of exercising all rights of such Person hereunder and under applicable law with regard to the transactions contemplated under the Loan Documents. The foregoing is a material inducement to the agreement of Bank to enter into the terms hereof and to consummate the transactions contemplated hereby.

11.14. Waiver of Certain Defenses. To the fullest extent permitted by applicable law, upon the occurrence of any Event of Default, neither Borrower nor anyone claiming by or under Borrower will claim or seek to take advantage of any law requiring Bank to attempt to realize upon any Collateral or collateral of any surety or guarantor, or any appraisement, evaluation, stay, extension, homestead, redemption or exemption laws now or hereafter in force in order to prevent or hinder the enforcement of this Agreement. Borrower, for itself and all who may at any time claim through or under Borrower, hereby expressly waives to the fullest extent permitted by law the benefit of all such laws. All rights of Bank and all obligations of Borrower hereunder shall be absolute and unconditional irrespective of (i) any change in the time, manner or place of payment of, or any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any provision of the Loan Documents, (ii) any exchange, release or non-perfection of any other collateral given as security for the Obligations, or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Obligations, or (iii) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Borrower or any third party, other than payment and performance in full of the Obligations.

11.15. Transfer of Loan. Bank may, at any time, sell, transfer or assign the Note, the related security instrument and any related loan documents, and any or all servicing rights with respect thereto, or grant participations therein or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (the “Securities”). Bank may forward to each purchaser, transferee, assignee, servicer, participant, or investor in such Securities or any Rating Agency (as hereinafter defined) rating such Securities (collectively, the “Investor”) and each prospective Investor, all documents and information which Bank now has or may hereafter acquire relating to the Borrower, any loan to Borrower, any guarantor or the property, whether furnished by Borrower, any guarantor or otherwise, as Bank determinate necessary or desirable. The term “Rating Agency” shall mean each statistical rating agency that has assigned a rating to the Securities.

11.16. WAIVER OF JURY TRIAL. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY BORROWER, GUARANTOR AND BANK, AND BORROWER GUARANTOR AND BANK HEREBY REPRESENT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY PERSON OR ENTITY TO INDUCE THIS WAIVER OF

TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. THE BORROWER, GUARANTOR AND THE BANK, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE IRREVOCABLY, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT, ANY OF THE OTHER OBLIGATIONS, THE COLLATERAL, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH THE BORROWER, GUARANTOR AND THE BANK ARE ADVERSE PARTIES, AND EACH AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK GRANTING ANY FINANCIAL ACCOMMODATION TO THE BORROWER AND/OR GUARANTOR. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THE LOAN DOCUMENTS. BORROWER, GUARANTOR AND BANK ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF JURY TRIAL.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BORROWER:

SANCILIO & COMPANY, INC., a Delaware corporation

By:	/s/ Frederick D. Sancilio
Frederick D. Sancilio, President

GUARANTOR:

/s/ Frederick D. Sancilio
FREDERICK D. SANCILIO, individually

GUARANTOR:

/s/ Carolyn A. Sancilio
CAROLYN A. SANCILIO, Individually

[EXECUTIONS CONTINUE ON FOLLOWING PAGE]

BANK:

CAPITAL BANK, N.A.

By:	/s/ Tony Mandravellos
TONY MANDRAVELLOS, Senior Vice President

SCHEDULE OF EXHIBITS

(If any exhibit is omitted, the information called for therein shall be considered “None” or “Not Applicable”)

Exhibit	Section Reference	Title

1	1 (“Definitions”)	Definitions

1.1B	1.1 (“Equipment”)	Equipment

1.1C	1.1 (“Permitted Debt”)	Permitted Debt

1.1D	1.1 (“Permitted Liens”)	Permitted Liens

EXHIBIT 1

Definitions

1.1 Defined Terms:

“Account” means any account receivable, including any rights of payment for goods sold or leased or for services rendered, which is not evidenced by an instrument (as defined in the Code) or Chattel Paper, whether or not it has been earned by performance, and in addition includes all property included in the definition of “accounts” as used in the Code, together with any guaranties, letters of credit and other security therefor.

“Account Debtor” means a Person who is obligated under any Account, Chattel Paper, General Intangible or instrument (as instrument is defined in the Code).

“Advance” means an advance of proceeds of either the Revolving Loan or the Equipment Loan to Borrower or the issuance of a letter of credit or bankers acceptance on behalf of Borrower pursuant to this Agreement.

“Advance Date” means the date on which an Advance is made.

“Advance Request” means the written request for an Advance under the Revolving Loan as identified in Subsection 2.5(a) hereof or a written request for an Advance under the Equipment Loan as identified in Subsection 3.7(a) and shall also include presentments triggering an automatic Advance under the Services Agreement.

“Affiliate” of a Person means (a) any Person directly or indirectly owning five percent (5%) or more of the voting stock or rights of such named Person or of which the named Person owns five percent (5%) or more of such voting stock or rights; (b) any Person controlling, controlled by or under common control with such named Person; (c) any officer, director or employee of such named Person or any Affiliate of the named Person; and (d) any family member of the named Person or any Affiliate of such named Person.

“Bank’s Inspector” shall mean any inspector to be designated by Bank, whether an employee or agent of the Bank.

“Borrowing Base” means at any time (A) sixty-five percent (65%) of the total amount of Class A Eligible Accounts; plus (B) eighty percent (80%) of the total amount of Class B Eligible Accounts; plus (C) the lesser of $250,000.00 and fifty percent (50%) of the total amount of Eligible Inventory.

“Borrowing Base Certificate” has the meaning set forth in Subsection 6.9(d).

“Business Day” shall mean any day other than a Saturday, Sunday or a legal holiday on which banks are authorized or required to be closed for the conduct of commercial banking business in Coral Gables, Florida.

“Cash Flow” is defined as (a) net income, after income tax, (b) less income or plus loss from discontinued operations and extraordinary items, (c) plus depreciation, depletion and amortization, (d) plus interest expense on all obligations, and (e) minus dividends, withdrawals, and other distributions. Debt Service means the sum of (a) all principal payments paid by Borrower on “Funded Debt” plus (b) “Interest Expense”, each determined for each quarterly accounting period, using the result of the twelve-month period ending with that reporting period.

1

“Chattel Paper” means all writing or writings which evidence both a monetary obligation and a security interest in or lease of specific goods and in addition includes all property included in the definition of “chattel paper” as used in the Code, including Electronic Chattel Paper, together with any guaranties, letters of credit and other security therefor.

“Class A Eligible Accounts” means all Eligible Accounts from all Account Debtors excluding (A) CVS; (B) McKESSON; (C) WALGREENS, and (D) the Affiliates of said Account Debtors.

“Class B Eligible Accounts” means all Eligible Accounts from (A) CVS; (B) McKESSON; (C) WALGREENS, and (D) the Affiliates of said Account Debtors.

“Code” means the Uniform Commercial Code, as in effect in Florida from time to time.

“Collateral” means the all property of or for the account of Borrower other than Borrower’s Intellectual Property or warrants or options to purchase equity held by Borrower, wherever located and whether now owned by Borrower or hereafter acquired, including but not limited to: (a) all Inventory; (b) all General Intangibles; (c) all Accounts and Chattel Paper and any other instrument or intangible representing payment for goods or services; (d) all Equipment (including the Equipment listed on Exhibit 1.1B); (e) all investment property (as defined in the Code); (f) any other corporate assets of Borrower (if any) or in which Bank may be hereafter granted a security interest or Lien; (g) all funds in the Demand Deposit Account, or otherwise on deposit with or under the control of Bank or its agents or correspondents; (h) any letter of credit rights; and (i) all parts, replacements, substitutions, profits, products and cash and non-cash proceeds of any of the foregoing (including insurance proceeds payable by reason of loss or damage thereto) in any form and wherever located. Collateral shall include all written or electronically recorded books and records relating to any such Collateral and other rights relating thereto.

“Contingent Liability” and “Contingent Liabilities” shall mean, respectively, each obligation and liability of the Borrower and all such obligations and liabilities of the Borrower incurred pursuant to any agreement, undertaking or arrangement by which the Borrower: (a) guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, dividend, obligation or other liability of any other Person in any manner (other than by endorsement of instruments in the course of collection), including any indebtedness, dividend or other obligation which may be issued or incurred at some future time; (b) guarantees the payment of dividends or other distributions upon the shares or ownership interest of any other Person; (c) undertakes or agrees (whether contingently or otherwise) with a third party: (i) to purchase, repurchase, or otherwise acquire any indebtedness, obligation or liability of any other Person or any property or assets constituting security therefor, (ii) to advance or provide funds for the payment or discharge of any indebtedness, obligation or liability of any other Person (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, working capital or other financial condition of any other Person, or (iii) to make payment to any other Person other than for value received; (d) agrees with a third party to lease property or to purchase securities, property or services from such other Person with the purpose or intent of assuring the owner of such indebtedness or obligation of the ability of such other Person to make payment of the indebtedness or obligation; (e) induces the issuance of any letter of credit for the benefit of such other Person; or (f) undertakes or agrees otherwise to assure a creditor of another Person against loss. The amount of any Contingent Liability shall (subject to any limitation set forth herein) be deemed to be the principal amount guaranteed or supported by the Borrower.

“Debt” shall mean, as to any Person, without duplication, (a) the principal amount of all obligations of such Person in respect of borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments; (b) all obligations to pay the deferred purchase price of property or services; (c) all obligations,

EXHIBIT 1

2

contingent or otherwise, with respect to the maximum face amount of all letters of credit (whether or not drawn), bankers’ acceptances and similar obligations issued for the account of such Person (including the Letters of Credit), and all unpaid drawings in respect of such letters of credit, bankers’ acceptances and similar obligations; (d) all indebtedness secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed by such Person (provided, however, if such Person has not assumed or otherwise become liable in respect of such indebtedness, such indebtedness shall be deemed to be in an amount equal to the fair market value of the property subject to such Lien at the time of determination); (e) the capitalized amount of any capital or finance lease obligations of such Person; (f) all Contingent Liabilities of such Person, whether or not reflected on its balance sheet; (g) all Hedging Obligations of such Person; (h) all Debt of any partnership of which such Person is a general partner; and (i) all monetary obligations of such Person under (i) a so-called synthetic, off-balance sheet or tax retention lease, or (ii) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment). Notwithstanding the foregoing, Debt shall not include trade payables and accrued expenses incurred by such Person in accordance with customary practices and in the ordinary course of business of such Person.

“Debt Service” shall mean the sum of all regularly scheduled principal payments paid on Borrower’s contractual debt obligations during each fiscal year plus Interest Expense.

“Debt Service Coverage Ratio” means the ratio of “Cash Flow” to “Debt Service”.

“Default Rate” means the Interest Rate as set forth in the Note.

“Demand Deposit Account” means Borrower’s demand deposit account(s) maintained by Borrower with Bank.

“Electronic Chattel Paper” has the meaning set forth in the Code.

“Eligible Accounts” means all Accounts evidenced by an invoice (valued at the face amount of such invoice, less maximum discounts, credits and allowances which Account Debtors are legally entitled to deduct on such Accounts, and net of any sales tax, finance charges or late payment charges or included in the invoiced amount) created or acquired by Borrower arising from the sale of Inventory and/or the provision of certain services in Borrower’s ordinary course of business (as approved by Bank) in which Bank has a first priority, perfected security interest, but excluding:

(a) Accounts which are more than sixty (60) days past due or which are outstanding for longer than ninety (90) days from the date of original invoice;

(b) all Accounts owed by an Account Debtor if more than twenty-five percent (25%) of the Accounts owed by such Account Debtor to Borrower are deemed ineligible hereunder;

(c) Accounts owing from any Affiliate of Borrower;

(d) Accounts owed by a creditor of Borrower to the extent of the amount of the indebtedness of Borrower to such creditor;

(e) Accounts which are in dispute or subject to any counterclaim, contra-account or offset;

(f) Accounts owing by any Account Debtor which is not Solvent;

EXHIBIT 1

3

(g) Accounts arising from a sale on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or similar basis or which is subject to repurchase, return, rejection, repossession, loss or damage;

(h) Accounts owed by an Account Debtor located outside of the continental United States of America that are not secured by a letter of credit or credit insurance;

(i) Accounts owed by the United States of America or other governmental or quasi-governmental unit, agency or subdivision;

(j) Accounts as to which the goods giving rise to the Account have not been delivered to and accepted by the Account Debtor or the service giving rise to the Account has not been completely performed or which do not represent a final sale;

(k) Accounts for which the total amounts owed thereunder by an Account Debtor (together with its Affiliates) exceeds a credit limit established by Bank in its sole and absolute discretion (to the extent of such excess);

(l) Accounts evidenced by a note or other instrument or chattel paper or reduced to judgment;

(m) Accounts for which (i) the total of all Accounts from CVS, McKESSON, and WALGREENS (together with the Affiliates of said Account Debtors) exceed thirty-five percent (35%) of the total Accounts of Borrower (to the extent of such excess) and (ii) the total of all Accounts from all other Account Debtors (together with the Affiliates of said Account Debtors) exceed twenty-five percent (25%) of the total Accounts of Borrower (to the extent of such excess)

(n) Accounts which, by contract, subrogation, mechanics’ lien laws or otherwise, are subject to claims by Borrower’s creditors or other third parties or which are owed by Account Debtors as to whom any creditor of Borrower (including any bonding company) has lien or retainage rights;

(o) Accounts which represents a retainage or arises from a sale on a cash-on-delivery basis;

(p) any and all other Accounts the validity, collectability, or amount of which is determined in good faith by Borrower or Bank to be doubtful;

(q) Accounts owed by an Account Debtor which is located in a jurisdiction where Borrower is required to qualify to transact business or to file reports, unless Borrower has so qualified or filed;

(r) Accounts owed by an Account Debtor who disputes the liability therefor;

(s) Accounts owed by an Account Debtor that shall be the subject of any proceeding of the type described in Section 9.1(e) or (f); or

(t) any other Account which Bank otherwise in its sole and absolute discretion deems to be ineligible.

EXHIBIT 1

4

“Eligible Inventory” means all Inventory acquired by Borrower in the ordinary course of its business as presently conducted consisting of raw materials and finished goods in which Bank has a first priority, perfected security interest, valued at the lower of cost or market on a first-in, first-out basis (but excluding damages, obsolete or unmerchantable Inventory, work-in-process, Inventory in transit, packaging, Inventory not owned legally and beneficially by Borrower, any Inventory reserves and any Inventory with regard to which a representation, warranty or covenant is untrue, misleading or in default and do not contain any labels, trademarks, trade names or other identifying characteristics which are the properties of third parties unless the use of same by Borrower is under a valid license, royalty or similar agreement with the owner thereof, in form and substance satisfactory to Bank, and which remains in full force and effect, and has not been terminated, and such owner thereof has issued in favor of Bank an agreement, in form and substance satisfactory to Bank, allowing Bank to dispose of said items of Inventory upon the occurrence of an Event of Default), and which Bank otherwise in its sole and absolute discretion deems to be Eligible Inventory. Bank may determine, on a daily basis, whether any Inventory constitutes Eligible Inventory, and if Eligible Inventory subsequently becomes ineligible its ineligibility shall be immediate.

“Environmental Laws” means, collectively the following acts and laws, as amended: the Comprehensive Environmental Response, Compensation and Liability Act of 1980; the Superfund Amendments and Reauthorization Act of 1986; the Resource Conservation and Recovery Act; the Toxic Substances Act; the Clean Water Act; the Clean Air Act; the Oil Pollution and Hazardous Substances Control Act of 1978; and any other “Superfund” or “Superlien” law or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect.

“Equipment” means all equipment set forth on Exhibit 1.1B attached hereto and a made part hereof, all furniture, fixtures, machinery, equipment, motor vehicles, rolling stock and other tangible property of every description, except Inventory, and in addition includes all property included in the definition of “equipment” as used in the Code.

“Equipment Loan” means the non-revolving term loan identified in Section 3.1 hereof.

“Equipment Loan Maturity Date” means the “Maturity Date” as defined in the Equipment Note.

“Equipment Note” shall have the meaning set forth in Section 3.2 and any other promissory note now or hereafter evidencing any Obligations, and all modifications, extensions and renewals thereof.

“Event of Default” means any event specified as such in Section 9.1 hereof (“Events of Default”), provided that there shall have been satisfied any requirement in connection with such event for the giving of notice or the lapse of time, or both; “Default” or “default” means any of such events, whether or not any such requirement for the giving of notice or the lapse of time or the happening of any further condition, event or act shall have been satisfied.

“Funded Debt” means (1) all obligations for money borrowed, (2) all obligations under capital leases (3) all obligations evidenced by a bond, indenture, note, letter of credit or similar instrument, and (4) all other obligations upon which interest charges are customarily paid

“GAAP” shall mean generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination, provided, however, that interim financial statements or reports shall be deemed in compliance with GAAP despite the absence of footnotes and fiscal year-end adjustments as required by GAAP.

EXHIBIT 1

5

“General Intangibles” means all intangible personal property (including things in action) except Accounts, Chattel Paper and instruments (as defined in the Code), Intellectual Property and warrants or options to purchase equity held by Borrower, including all contract rights, customer lists, franchise rights, goodwill unrelated to Intellectual Property, rights to all prepaid expenses, marketing expenses, rights to receive future contracts, fees, commissions and orders relating in any respect to any business of a Person, all licenses and permits, all computer programs and other software owned by a Person or which a Person has the right to use, and all rights for breach of warranty or other claims for funds to which a Person may be entitled, and in addition includes all property included in the definition of “general intangibles” as used in the Code.

“Guaranty Agreement” means any guaranty instrument now or hereafter executed and delivered by any Guarantor to Bank, as it may be modified.

“Hedging Agreement” shall mean any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.

“Hedging Obligation” shall mean, with respect to any Person, any liability of such Person under any Hedging Agreement.

“Interest Expense” shall include interest paid on Borrower’s contractual debt obligations during each fiscal quarter.

“Intellectual Property” means (i) any and all copyrights, trademarks, servicemarks, patents, design rights, software, trade secrets, know-how, operating manuals, right to unpatented inventions and intangible rights of Borrower or its Affiliates, and the goodwill of the business of Borrower or its Affiliates connected with and symbolized by any of the foregoing, (ii) any license by Borrower or its Affiliates of any and all copyrights, trademarks, servicemarks, patents, design rights, software, trade secrets and intangible rights of a third party, (iii) any clinical and clinical trial data or records, correspondence or similar documentation directly related thereto, and (iv) any applications, registrations, claims, products, awards, judgments, amendments, renewals, extensions, reissues, continuations-in-part of the same, improvements and insurance claims related thereto now owned, licensed or hereafter acquired.

“Inventory” means all goods, merchandise and other personal property which is held for sale or lease or furnished or to be furnished under a contract for services or raw materials, and all work in process and materials used or consumed or to be used or consumed in a Person’s business, and in addition, includes all property included in the definition of “inventory” as used in the Code.

“Item” means any “item” as defined in Section 4-104 of the Code, and shall also mean and include checks, drafts, money orders or other media of payment.

“Lien” shall mean, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person (including an interest in respect of a capital lease) which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, title retention lien, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

“Loan” means collectively the Revolving Loan and the Equipment Loan.

EXHIBIT 1

6

“Loan Documents” means this Agreement, any other Security Agreement, the Revolving Note, the Equipment Note and any other Note, the Advance Requests, Borrowing Base Certificates, UCC-1 financing statements, and all other documents and instruments now or hereafter evidencing, describing, guaranteeing or securing the Obligations contemplated hereby or delivered in connection herewith, as they may be modified, amended, extended, renewed or substituted from time to time.

“Material Adverse Effect” means any (i) material adverse effect upon the validity, performance or enforceability of any of the Loan Documents or any of the transactions contemplated hereby or thereby, (ii) material adverse effect upon the properties, business, prospects or condition (financial or otherwise) of Borrower and/or any other Person obligated under any of the Loan Documents, or (iii) material adverse effect upon the ability of Borrower or any other Person to fulfill any obligation under any of the Loan Documents.

“Maturity Date” means, as applicable, the Revolving Loan Maturity Date and/or the Equipment Loan Maturity Date.

“Maximum Loan Amount” means $2,250,000.00, as it relates to the Revolving Loan, and $1,400,000.00, as it relates to the Equipment Loan.

“Note” shall mean collectively the Revolving Note and the Equipment Note.

“Obligations” means all obligations now or hereafter owed to Bank by Borrower, whether related or unrelated to the Loan, including, without limitation, amounts owed or to be owed under the terms of the Loan Documents, or arising out of the transactions described therein, including, without limitation, the Loan, sums advanced to pay overdrafts on any account maintained by Borrower with Bank, reimbursement obligations for outstanding letters of credit or banker’s acceptances issued for the account of Borrower or its Subsidiaries, amounts paid by Bank under letters of credit or drafts accepted by Bank for the account of Borrower or its Subsidiaries, together with all interest accruing thereon, all obligations under any swap agreements as defined in 11 U.S.C. Sect. 101 between Bank and Borrower whenever executed, all fees, all costs of collection, attorneys’ fees and expenses of or advances by Bank which Bank pays or incurs in discharge of obligations of Borrower or to inspect, repossess, protect, preserve, store or dispose of any Collateral, whether such amounts are now due or hereafter become due, direct or indirect and whether such amounts due are from time to time reduced or entirely extinguished and thereafter re-incurred.

“Perfection Certificate” means a certificate executed by the President of Borrower, the form and substance of which is acceptable to Bank.

“Permitted Debt” means (a) the Obligations; and (b) any other Debt listed on Exhibit 1.1C hereto (if any) and any extensions, renewals, replacements, modifications and refundings of any such Debt if, and to the extent, permitted by Exhibit 1.1C; provided, however, that the principal amount of such Debt may not be increased from the amount shown as outstanding on such exhibit.

“Permitted Liens” means (a) Liens securing the Obligations; (b) Liens for taxes and other statutory Liens, landlord’s Liens and similar Liens arising out of operation of law (provided they are subordinate to Bank’s Liens on the Collateral) so long as the obligations secured thereby are not past due or are being contested and the proceedings contesting such obligations have the effect of preventing the forfeiture or sale of the property subject to such Lien; (c) Liens described on Exhibit 1.1D hereto (if any), provided, however, that no debt not now secured by such Liens shall become secured by such Liens hereafter and such Liens shall not encumber any other assets.

EXHIBIT 1

7

“Person” means any natural person, corporation, unincorporated organization, trust, joint-stock company, joint venture, association, company, limited or general partnership, any government or any agency or political subdivision of any government, or any other entity or organization.

“Prepayment Penalty” shall mean (i) on or before September 1, 2014, three percent (3%) of the then outstanding principal balance of the Equipment Loan; (ii) from September 2, 2014 to September 1, 2015, two percent (2%) of the then outstanding principal balance of the Equipment Loan, and (iii) from September 2, 2015 to September 1, 2016 one percent (1%) of the then outstanding principal balance of the Equipment Loan.

“Regulated Materials” means any hazardous, toxic or dangerous waste, substance or material, the generation, handling, storage, disposal, treatment or emission of which is subject to any Environmental Law.

“Revolving Credit Period” means the period from and including the date of this Agreement to but not including the Revolving Loan Maturity Date.

“Revolving Loan” means the revolving loan identified in Section 2.1 hereof.

“Revolving Loan Maturity Date” means the “Maturity Date” as defined in the Revolving Note.

“Revolving Note” shall have the meaning set forth in Section 2.2 and any other promissory note now or hereafter evidencing any Obligations, and all modifications, extensions and renewals thereof.

“Security Agreement” means this Agreement as it relates to a security interest in the Collateral, and any other mortgage, security agreement or similar instrument now or hereafter executed by Borrower or other Person granting Bank a security interest in any Collateral to secure the Obligations.

“Subordinated Debt” shall mean that portion of the Debt of the Borrower approved by the Bank in writing from time to time, which shall be subordinated to the Obligations in a manner satisfactory to the Bank.

“Subordinated Liabilities” means liabilities, not including debt to non-related entities, deeply subordinated to Borrower’s obligations to Bank in a manner acceptable to Bank in its sole discretion.

“Solvent” means, as to any Person, that such Person has capital sufficient to carry on its business and transactions in which it is currently engaged and all business and transactions in which it is about to engage, is able to pay its debts as they mature, and has assets having a fair valuation greater than its liabilities, at fair valuation.

“Total Liabilities” means the sum of current liabilities plus long term liabilities.

“Tangible Net Worth” means the value of Borrower’s total assets (including leaseholds and leasehold improvements and reserves against assets but excluding goodwill, patents, trademarks, trade names, organization expense, unamortized debt discount and expense, capitalized or deferred research and development costs, deferred marketing expenses, and other like intangibles, and monies due from affiliates, officers, directors, employees, shareholders, members or managers of Borrower) less total liabilities, including but not limited to accrued and deferred income taxes, but excluding the non-current portion of “Subordinated Liabilities”.

1.2. Financial Terms. All financial terms used herein shall have the meanings assigned to them under GAAP unless another meaning shall be specified.

EXHIBIT 1

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EXHIBIT 1.1B

Equipment

[See Attached]

EXHIBIT 1.1C

Permitted Debt

The following shall be additional Permitted Debt:

1. Debt not exceeding (without the Bank’s prior written consent, which may withheld in Bank’s sole discretion) a total aggregate principal amount outstanding at any time of $25,000.00, for all of Borrower, Guarantor and subsidiaries, provided, however, that in the event (i) Borrower is not currently in Default, (ii) the resulting debt will not result in Borrower being in default hereunder, and (iii) Bank is unwilling to make a loan under substantially the same conditions as proposed by a third-party lender, Bank’s prior written consent shall not be required.

2. Debt payable to suppliers and other trade creditors in the ordinary course of business on ordinary and customary trade terms and which is not past due.

3. Endorsement of checks for collection in the ordinary course of business.

4. Subordinated Debt.

5. Debt, as it exists now, evidenced by the following UCC filings (collectively, the “Capital Lease UCCs”):

FLORIDA – 200901406242 – Tiger Leasing, LLC

FLORIDA – 20100217854X – Great America Leasing Corporation

FLORIDA – 201105865965 – Susquehanna Commercial Finance, Inc.

DELAWARE – 2012 4510519 – Union Bank

DELAWARE – 2013 1449744 – M2 Lease Funds, LLC

DELAWARE – 2013 2197201 – Union Bank

EXHIBIT 1

2

EXHIBIT 1.1D

Permitted Liens

The following shall be additional Permitted Liens:

1. Deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance, social security and similar laws.

2. Attachment, judgment and other similar non-tax Liens arising in connection with court proceedings but only if and for so long as (a) the execution or enforcement of such Liens is and continues to be effectively stayed and bonded on appeal, (b) the validity and/or amount of the claims secured thereby are being actively contested in good faith by appropriate legal proceedings and (c) such Liens do not, in the aggregate, materially detract from the value of the assets of the Person whose assets are subject to such Lien or materially impair the use thereof in the operation of such Person’s business.

3. The Capital Lease UCCs.